Forest City Enterprises, Inc.
Supplemental Package
Three and Nine Months Ended October 31, 2007 and 2006

Forest City Enterprises, Inc. and Subsidiaries
Three and Nine Months Ended October 31, 2007 and 2006
Supplemental Package
NYSE: FCEA, FCEB
Index

Corporate Overview	2

Supplemental Operating Information
Occupancy Data	4
Comparable Net Operating Income (NOI)	5
Comparable NOI Detail	6-7
Reconciliation of NOI to Net Earnings	8-9
Lease Expirations Schedules	10-11
Schedules of Significant Tenants	12-13
Development Pipeline	14-16

Supplemental Financial Information
Mortgage Financings	17
Scheduled Maturities Table	18-19
Consolidated Balance Sheet Information	20-21
Consolidated Earnings Information	22-25
Investments in and Advances to Affiliates	26-27
Results of Operations Summary	28-30
Reconciliation of Net Earnings to EBDT	31-32
Summary of EBDT	33-44

This Supplemental Package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended January 31, 2007 and other factors that might cause differences, some of which could be material, include, but are not limited to, general real estate development and investment risks including lack of satisfactory financing, construction and lease-up delays and cost overruns, the effect of economic and market conditions on a nationwide basis as well as in our primary markets, downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or insolvency of tenants, dependence on rental income from real property, reliance on major tenants, the impact of terrorist acts, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility, the level and volatility of interest rates, the continued availability of tax-exempt government financing, conflicts of interest, risks associated with developing and managing properties in partnership with others, effects of uninsured losses, environmental liabilities, risks associated with an investment in and operation of a professional sports franchise, the ability to maintain effective internal controls, compliance with governmental regulations, litigation risks, as well as other risks listed from time to time in our reports filed with the Securities and Exchange Commission. We have no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Corporate Overview
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units. The Commercial Group, our largest business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings, hotels and mixed-use projects. The Residential Group owns, develops, acquires and operates residential rental property, including upscale and middle-market apartments and adaptive re-use developments. Additionally, the Residential Group develops for-sale condominium projects and also owns interests in entities that develop and manage military family housing. New York City operations are part of the Commercial Group or Residential Group depending on the nature of the operations. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects. Real Estate Groups are the combined Commercial, Residential and Land Development Groups. The Nets, a franchise of the National Basketball Association (“NBA”) in which we account for our investment on the equity method of accounting, is a reportable segment of the Company.
We have approximately $10 billion of assets in 27 states and the District of Columbia at October 31, 2007. Our core markets include New York City/Philadelphia metropolitan area, Denver, Boston, Greater Washington D.C./Baltimore metropolitan area, Chicago and California. As a result of an ongoing effort to increase property concentration in the core markets, these markets now account for approximately 76 percent of the cost of our real estate portfolio at October 31, 2007. We have offices in Boston, Chicago, Denver, London (England), Los Angeles, New York City, San Francisco, Washington, D.C., and our corporate headquarters are in Cleveland, Ohio.
SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION
We recommend that this supplemental package be read in conjunction with our Form 10-Q for the three and nine months ended October 31, 2007. This supplemental package contains certain measures prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method, and certain measures prepared under the pro-rata consolidation method, a non-GAAP measure. Along with net earnings, we use an additional measure, Earnings before Depreciation, Amortization and Deferred Taxes (“EBDT”), to report operating results. EBDT is a non-GAAP measure and may not be directly comparable to similarly-titled measures reported by other companies. The non-GAAP financial measures presented under the pro-rata consolidation method, comparable net operating income (“NOI”) and EBDT, provide supplemental information about our operations. Although these measures are not presented in accordance with GAAP, we believe they are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.
Consolidation Methods
We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout our supplemental package. Please refer to our property listing for the detail of our consolidated and non-consolidated properties in our supplemental package for the year ended January 31, 2007 on pages 56-66.
EBDT
We believe that EBDT, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors can affect net earnings in the short-term, we believe EBDT presents a more consistent view of the overall financial performance of our business from period-to-period. EBDT is used by the chief operating decision maker and management to assess performance and resource allocations by strategic business unit and on a consolidated basis. EBDT is similar to Funds From Operations (“FFO”), a measure of performance used by publicly traded Real Estate Investment Trusts (“REIT”), but may not be directly comparable to similarly titled measures reported by other companies. (See pages 30-32 for additional discussion of EBDT as well as a reconciliation of EBDT to net earnings.)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Supplemental Operating Information
The operating information contained in this document includes: occupancy data, comparable NOI, reconciliation of NOI to net earnings, retail and office lease expirations, significant retail and office tenant listings, and our development pipeline. We believe this information will give interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including properties that were open and operated in both the three and nine months ended October 31, 2007 and 2006.
We believe occupancy rates, retail and office lease expirations, base rent, and significant retail and office tenant listings represent meaningful operating statistics about us.
Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and, along with EBDT (as discussed beginning on page 30), is used to assess operating performance and resource allocation of our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of our overall performance from quarter-to-quarter and year-to-year. A reconciliation of net earnings, the most comparable financial measure calculated in accordance with GAAP, to NOI and reconciliation from NOI to comparable NOI are provided on pages 6-9 of this document. A reconciliation of NOI to net earnings for each strategic business unit can be found on pages 33-44.
Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K for the fiscal year ended January 31, 2007 as filed with the Securities and Exchange Commission can be found on our website or may be obtained without charge upon written request to:
        Thomas T. Kmiecik
        Assistant Treasurer
        tomkmiecik@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Thomas G. Smith
Executive Vice President,
Chief Financial Officer and Secretary
Transfer Agent and Registrar
National City Bank
Stock Transfer Department
P.O. Box 92301
Cleveland, OH 44193-0900
(800) 622-6757
www.shareholder.inquiries@nationalcity.com
Stock Exchange Listing
NYSE: FCEA and FCEB
Dividend Reinvestment and Stock Purchase Plan
We offer our stockholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. A copy of the Plan prospectus and an enrollment card may be obtained by contacting National City Bank at (800) 622-6757.

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Occupancy Data — October 31, 2007 and 2006
We analyze our occupancy percentages by each of our major product lines as follows:

		Average		Average
	Occupancy	Occupancy	Occupancy	Occupancy
	As of	Year-to-Date	As of	Year-to-Date
	October 31, 2007	October 31, 2007	October 31, 2006	October 31, 2006

Retail
Comparable	94.3%	94.5%	94.0%	94.1%
Total	92.4%	92.8%	93.5%	93.7%
Office
Comparable	93.0%	93.3%	93.4%	93.0%
Total	89.1%	89.6%	93.4%	93.0%
Residential
Comparable	94.2%	95.8%	96.0%	95.6%
Total	92.9%	93.0%	92.4%	90.9%
Hotels
Comparable and Total		72.4%		70.1%
Comparable ADR and Total ADR		$148.17		$142.17
Retail and office occupancy as of October 31, 2007 and 2006 is based on square feet leased at the end of the fiscal quarter. Average Occupancy Year-to-Date as of October 31, 2007 and 2006 for retail and office is calculated by dividing the sum of leased square feet at the beginning and end of the period by two. Residential occupancy as of October 31, 2007 and 2006 represents total units occupied divided by total units available. Average residential occupancy year-to-date for 2007 and 2006 is calculated by dividing gross potential rent less vacancy by gross potential rent. Average Daily Rate (“ADR”) is calculated by dividing revenue by the number of rooms sold for the nine months ended October 31, 2007 and 2006.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
We use NOI, along with EBDT as discussed on page 2, to assess operating performance. Comparable NOI is defined as NOI from properties opened and operated in both three and nine months ended October 31, 2007 and 2006. The following schedules on pages 6-7 present comparable NOI for each of our major product lines, as well as strategic business unit under which these product lines operate. A reconciliation of NOI to the most comparable GAAP measure, net earnings, is presented on pages 8-9. A reconciliation of NOI to net earnings for each strategic business unit can be found on pages 33-44.
Comparable Net Operating Income (NOI) (% change over same period, prior year)

	Three Months Ended October 31, 2007		Nine Months Ended October 31, 2007

	Full	Pro-Rata	Full	Pro-Rata
	Consolidation	Consolidation	Consolidation	Consolidation

Retail	12.1%	10.5%	9.3%	7.3%

Office	2.5%	3.0%	1.7%	2.2%

Hotel	4.7%	4.2%	19.3%	17.0%

Residential	4.4%	6.8%	4.1%	5.5%

Total	6.8%	6.9%	5.8%	5.5%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (dollars in thousands)
	Three Months Ended October 31, 2007					Three Months Ended October 31, 2006					% Change
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	(Non-GAAP)

Commercial Group
Retail
Comparable	$53,863	$6,393	$3,119	$-	$50,589	$48,054	$5,169	$2,892	$-	$45,777	12.1%	10.5%

Total	62,239	2,955	6,498	-	65,782	48,763	4,971	2,952	460	47,204

Office Buildings
Comparable	45,220	5,227	1,034	-	41,027	44,103	5,293	1,010	-	39,820	2.5%	3.0%

Total	49,835	2,167	1,658	-	49,326	42,941	5,150	1,010	-	38,801

Hotels
Comparable	5,000	-	491	-	5,491	4,777	-	494	-	5,271	4.7%	4.2%

Total	4,932	43	491	-	5,380	4,567	-	494	3,891	8,952

Earnings from Commercial
Land Sales	6,038	-	-	-	6,038	7,647	766	-	-	6,881

Other	(2,271)	1,699	(284)	-	(4,254)	(7,444)	968	(42)	-	(8,454)

Total Commercial Group
Comparable	104,083	11,620	4,644	-	97,107	96,934	10,462	4,396	-	90,868	7.4%	6.9%

Total	120,773	6,864	8,363	-	122,272	96,474	11,855	4,414	4,351	93,384

Residential Group
Apartments
Comparable	23,325	699	7,474	-	30,100	22,345	649	6,486	-	28,182	4.4%	6.8%

Total	31,160	773	8,115	2,389	40,891	20,036	1,100	7,835	6,739	33,510

Military Housing
Comparable	-	-	-	-	-	-	-	-	-	-

Total	8,707	89	533	-	9,151	2,857	-	61	-	2,918

Sale of Residential
Development Project	7,545	-	-	-	7,545	-	-	-	-	-

Total Residential Group
Comparable	23,325	699	7,474	-	30,100	22,345	649	6,486	-	28,182	4.4%	6.8%

Total	47,412	862	8,648	2,389	57,587	22,893	1,100	7,896	6,739	36,428

Total Rental Properties
Comparable	127,408	12,319	12,118	-	127,207	119,279	11,111	10,882	-	119,050	6.8%	6.9%

Total	168,185	7,726	17,011	2,389	179,859	119,367	12,955	12,310	11,090	129,812

Land Development Group	2,282	63	204	-	2,423	14,302	807	171	-	13,666

The Nets	(9,576)	-	1,927	-	(7,649)	(1,342)	-	479	-	(863)

Corporate Activities	(11,629)	-	-	-	(11,629)	(12,464)	-	-	-	(12,464)

Grand Total	$149,262	$7,789	$19,142	$2,389	$163,004	$119,863	$13,762	$12,960	$11,090	$130,151

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (dollars in thousands)
	Nine Months Ended October 31, 2007					Nine Months Ended October 31, 2006					% Change
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	(Non-GAAP)

Commercial Group
Retail
Comparable	$157,886	$17,927	$8,240	$-	$148,199	$144,486	$15,015	$8,686	$-	$138,157	9.3%	7.3%

Total	179,693	9,771	18,079	-	188,001	147,784	13,312	9,157	1,808	145,437

Office Buildings
Comparable	136,290	15,854	3,286	-	123,722	134,017	16,115	3,105	-	121,007	1.7%	2.2%

Total	144,653	8,404	4,827	-	141,076	131,197	16,486	3,105	-	117,816

Hotels
Comparable	13,119	-	1,458	-	14,577	11,001	-	1,456	-	12,457	19.3%	17.0%

Total	13,209	141	1,458	-	14,526	10,742	-	1,456	11,120	23,318
Earnings from Commercial
Land Sales	8,626	930	(28)	-	7,668	18,196	924	-	-	17,272

Other	(11,410)	6,318	(596)	-	(18,324)	(16,524)	5,292	9	-	(21,807)

Total Commercial Group
Comparable	307,295	33,781	12,984	-	286,498	289,504	31,130	13,247	-	271,621	6.1%	5.5%

Total	334,771	25,564	23,740	-	332,947	291,395	36,014	13,727	12,928	282,036

Residential Group
Apartments
Comparable	67,498	2,084	21,931	-	87,345	64,817	1,976	19,972	-	82,813	4.1%	5.5%

Total	81,941	3,433	30,007	6,467	114,982	67,717	2,676	23,394	18,612	107,047

Military Housing
Comparable	-	-	-	-	-	-	-	-	-	-

Total	13,566	-	1,093	-	14,659	6,476	-	160	-	6,636

Sale of Residential
Development Project	17,635	-	-	-	17,635	-	-	-	-	-

Total Residential Group
Comparable	67,498	2,084	21,931	-	87,345	64,817	1,976	19,972	-	82,813	4.1%	5.5%

Total	113,142	3,433	31,100	6,467	147,276	74,193	2,676	23,554	18,612	113,683

Total Rental Properties
Comparable	374,793	35,865	34,915	-	373,843	354,321	33,106	33,219	-	354,434	5.8%	5.5%

Total	447,913	28,997	54,840	6,467	480,223	365,588	38,690	37,281	31,540	395,719

Land Development Group	12,378	797	403	-	11,984	52,279	2,786	660	-	50,153

The Nets	(15,053)	-	2,689	-	(12,364)	(14,084)	-	2,811	-	(11,273)

Corporate Activities	(34,971)	-	-	-	(34,971)	(30,760)	-	-	-	(30,760)

Grand Total	$410,267	$29,794	$57,932	$6,467	$444,872	$373,023	$41,476	$40,752	$31,540	$403,839

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (GAAP) (in thousands):

	Three Months Ended October 31, 2007					Three Months Ended October 31, 2006
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$333,626	$20,678	$84,006	$1,002	$397,956	$262,533	$25,759	$65,075	$27,685	$329,534
Exclude straight-line rent adjustment (1)	(3,148)	-	-	-	(3,148)	(2,884)	-	-	(13)	(2,897)

Adjusted revenues	330,478	20,678	84,006	1,002	394,808	259,649	25,759	65,075	27,672	326,637

Operating expenses	201,274	13,439	59,298	(845)	246,288	162,801	12,798	43,066	16,958	210,027
Add back non-Real Estate depreciation and amortization (b)	3,411	-	3,754	-	7,165	236	-	(251)	-	(15)
Add back amortization of mortgage procurement costs for non-Real Estate Groups (d)	-	-	72	-	72	46	1	293	-	338
Exclude straight-line rent adjustment (2)	(1,480)	-	-	-	(1,480)	(1,149)	-	-	(220)	(1,369)
Exclude preference payment	(937)	-	-	-	(937)	-	-	-	-	-

Adjusted operating expenses	202,268	13,439	63,124	(845)	251,108	161,934	12,799	43,108	16,738	208,981

Add interest income and other income	17,544	438	2,307	542	19,955	7,023	802	442	156	6,819
Add equity in earnings of unconsolidated entities	(6,526)	112	5,987	-	(651)	9,122	-	(3,446)	-	5,676
Add back equity method depreciation and amortization expense (see below)	10,034	-	(10,034)	-	-	6,003	-	(6,003)	-	-

Net Operating Income	149,262	7,789	19,142	2,389	163,004	119,863	13,762	12,960	11,090	130,151

Interest expense, including early extinguishment of debt	(92,960)	(2,943)	(19,142)	(296)	(109,455)	(68,067)	(6,163)	(12,960)	(4,732)	(79,596)

Gain (loss) on disposition of rental properties and other investments	172	-	-	(1,031)	(859)	-	-	-	83,878	83,878

Depreciation and amortization - Real Estate Groups (a)	(51,003)	(2,343)	(9,892)	(7)	(58,559)	(42,937)	(3,650)	(5,710)	(2,225)	(47,222)

Amortization of mortgage procurement costs - Real Estate Groups (c)	(3,568)	(195)	(142)	(11)	(3,526)	(2,673)	(311)	(293)	(88)	(2,743)

Straight-line rent adjustment (1) + (2)	1,668	-	-	-	1,668	1,735	-	-	(207)	1,528

Preference payment	(937)	-	-	-	(937)	-	-	-	-	-

Equity method depreciation and amortization expense (see above)	(10,034)	-	10,034	-	-	(6,003)	-	6,003	-	-

Earnings (loss) before income taxes	(7,400)	2,308	-	1,044	(8,664)	1,918	3,638	-	87,716	85,996

Income tax provision	(1,706)	-	-	(404)	(2,110)	(6,227)	-	-	(33,894)	(40,121)

Earnings (loss) before minority interest and discontinued operations	(9,106)	2,308	-	640	(10,774)	(4,309)	3,638	-	53,822	45,875

Minority interest	(2,308)	(2,308)	-	-	-	(3,638)	(3,638)	-	-	-

Earnings (loss) from continuing operations	(11,414)	-	-	640	(10,774)	(7,947)	-	-	53,822	45,875

Discontinued operations, net of tax and minority interest:
Operating earnings from rental properties	1,273	-	-	(1,273)	-	2,354	-	-	(2,354)	-
Gain (loss) on disposition of rental properties	(633)	-	-	633	-	51,468	-	-	(51,468)	-

	640	-	-	(640)	-	53,822	-	-	(53,822)	-

Net earnings (loss)	$(10,774)	$-	$-	$-	$(10,774)	$45,875	$-	$-	$-	$45,875

(a) Depreciation and amortization - Real Estate Groups	$51,003	$2,343	$9,892	$7	$58,559	$42,937	$3,650	$5,710	$2,225	$47,222
(b) Depreciation and amortization - Non-Real Estate	3,411	-	3,754	-	7,165	236	-	(251)	-	(15)

Total depreciation and amortization	$54,414	$2,343	$13,646	$7	$65,724	$43,173	$3,650	$5,459	$2,225	$47,207

(c) Amortization of mortgage procurement costs - Real Estate Groups	$3,568	$195	$142	$11	$3,526	$2,673	$311	$293	$88	$2,743
(d) Amortization of mortgage procurement costs - Non-Real Estate	-	-	72	-	72	46	1	293	-	338

Total amortization of mortgage procurement costs	$3,568	$195	$214	$11	$3,598	$2,719	$312	$586	$88	$3,081

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (GAAP) (in thousands):

	Nine Months Ended October 31, 2007					Nine Months Ended October 31, 2006
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$889,577	$51,323	$257,228	$25,601	$1,121,083	$775,097	$76,831	$210,183	$88,657	$997,106
Exclude straight-line rent adjustment (1)	(16,148)	-	-	-	(16,148)	(8,955)	-	-	(44)	(8,999)

Adjusted revenues	873,429	51,323	257,228	25,601	1,104,935	766,142	76,831	210,183	88,613	988,107

Operating expenses	547,052	24,087	172,251	19,885	715,101	460,514	38,027	140,702	58,871	622,060
Add back non-Real Estate depreciation and amortization (b)	7,430	-	6,271	-	13,701	932	-	7,273	-	8,205
Add back amortization of mortgage procurement costs for non-Real Estate Groups (d)	-	-	105	-	105	236	1	591	-	826
Exclude straight-line rent adjustment (2)	(6,860)	-	-	-	(6,860)	(3,502)	-	-	(938)	(4,440)
Exclude preference payment	(2,771)	-	-	-	(2,771)	-	-	-	-	-

Adjusted operating expenses	544,851	24,087	178,627	19,885	719,276	458,180	38,028	148,566	57,933	626,651

Add interest income and other income	52,366	1,862	9,158	751	60,413	29,740	2,673	800	860	28,727
Add equity in earnings of unconsolidated entities	2,608	696	(3,112)	-	(1,200)	15,811	-	(2,155)	-	13,656
Remove gain on disposition recorded on equity method	(2,106)	-	2,106	-	-	(7,662)	-	7,662	-	-
Add back provision for decline recorded on equity method	-	-	-	-	-	400	-	(400)	-	-
Add back equity method depreciation and amortization expense (see below)	28,821	-	(28,821)	-	-	26,772	-	(26,772)	-	-

Net Operating Income	410,267	29,794	57,932	6,467	444,872	373,023	41,476	40,752	31,540	403,839

Interest expense, including early extinguishment of debt	(246,651)	(12,635)	(52,898)	(4,267)	(291,181)	(206,158)	(19,667)	(40,752)	(14,631)	(241,874)

Gain on disposition of equity method rental properties (e)	2,106	-	-	-	2,106	7,662	-	-	-	7,662

Gain on disposition of rental properties and other investments	603	-	-	105,287	105,890	-	-	-	169,211	169,211

Preferred return on disposition	-	-	(5,034)	-	(5,034)	-	-	-	-	-

Provision for decline in real estate	-	-	-	-	-	(1,923)	-	-	-	(1,923)

Provision for decline in real estate of equity method rental properties	-	-	-	-	-	(400)	-	-	-	(400)

Depreciation and amortization - Real Estate Groups (a)	(162,512)	(6,168)	(27,273)	(1,941)	(185,558)	(124,100)	(10,514)	(25,912)	(9,309)	(148,807)

Amortization of mortgage procurement costs - Real Estate Groups (c)	(8,971)	(616)	(1,548)	(80)	(9,983)	(7,815)	(900)	(860)	(323)	(8,098)

Straight-line rent adjustment (1) + (2)	9,288	-	-	-	9,288	5,453	-	-	(894)	4,559

Preference payment	(2,771)	-	-	-	(2,771)	-	-	-	-	-

Equity method depreciation and amortization expense (see above)	(28,821)	-	28,821	-	-	(26,772)	-	26,772	-	-

Earnings (loss) before income taxes	(27,462)	10,375	-	105,466	67,629	18,970	10,395	-	175,594	184,169

Income tax provision	12,943	-	-	(40,752)	(27,809)	(9,695)	-	-	(67,849)	(77,544)

Earnings (loss) before minority interest and discontinued operations	(14,519)	10,375	-	64,714	39,820	9,275	10,395	-	107,745	106,625

Minority interest	(10,375)	(10,375)	-	-	-	(10,395)	(10,395)	-	-	-

Earnings (loss) from continuing operations	(24,894)	-	-	64,714	39,820	(1,120)	-	-	107,745	106,625

Discontinued operations, net of tax and minority interest:
Operating earnings from rental properties	110	-	-	(110)	-	3,916	-	-	(3,916)	-
Gain on disposition of rental properties	64,604	-	-	(64,604)	-	103,829	-	-	(103,829)	-

	64,714	-	-	(64,714)	-	107,745	-	-	(107,745)	-

Net earnings	$39,820	$-	$-	$-	$39,820	$106,625	$-	$-	$-	$106,625

(a) Depreciation and amortization - Real Estate Groups	$162,512	$6,168	$27,273	$1,941	$185,558	$124,100	$10,514	$25,912	$9,309	$148,807
(b) Depreciation and amortization - Non-Real Estate	7,430	-	6,271	-	13,701	932	-	7,273	-	8,205

Total depreciation and amortization	$169,942	$6,168	$33,544	$1,941	$199,259	$125,032	$10,514	$33,185	$9,309	$157,012

(c) Amortization of mortgage procurement costs - Real Estate Groups	$8,971	$616	$1,548	$80	$9,983	$7,815	$900	$860	$323	$8,098
(d) Amortization of mortgage procurement costs - Non-Real Estate	-	-	105	-	105	236	1	591	-	826

Total amortization of mortgage procurement costs	$8,971	$616	$1,653	$80	$10,088	$8,051	$901	$1,451	$323	$8,924

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144; therefore, are reported in continuing operations when sold. For the nine months ended October 31, 2007, one equity method property was sold, White Acres¸ resulting in a pre-tax gain on disposition of $2,106. For the nine months ended October 31, 2006, one equity method property was sold, Midtown Plaza, resulting in a pre-tax gain on disposition of $7,662.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Retail Lease Expirations as of October 31, 2007

						AVERAGE
						BASE
	NUMBER OF	SQUARE FEET	PERCENTAGE	NET	PERCENTAGE	RENT PER
EXPIRATION	EXPIRING	OF EXPIRING	OF TOTAL	BASE RENT	OF TOTAL	SQUARE FEET
YEAR	LEASES	LEASES(3)	LEASED GLA(1)	EXPIRING(2)	BASE RENT	EXPIRING(3)

2007	77	242,607	1.96%	$4,411,250	1.62%	$22.59
2008	193	642,785	5.19	13,514,176	4.96	26.85
2009	260	919,208	7.42	17,987,082	6.60	24.18
2010	238	697,489	5.63	16,748,606	6.15	29.18
2011	336	1,334,844	10.78	33,658,334	12.35	28.51
2012	183	868,357	7.01	20,060,660	7.36	27.60
2013	142	575,263	4.64	16,555,378	6.08	30.69
2014	167	675,819	5.46	15,787,969	5.79	27.84
2015	175	747,343	6.03	19,502,760	7.16	29.71
2016	263	1,284,922	10.37	35,970,183	13.20	38.74
2017	130	1,041,197	8.41	21,368,073	7.84	23.35
Thereafter	96	3,356,657	27.10	56,878,254	20.89	19.04

Total	2,260	12,386,491	100.00%	$272,442,725	100.00%	$26.16

(1)	GLA = Gross Leasable Area.
(2)	Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at the Company’s ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent and contingent rental payments, which are not reasonably estimatable.
(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Office Lease Expirations as of October 31, 2007

						AVERAGE
						BASE
	NUMBER OF	SQUARE FEET	PERCENTAGE	NET	PERCENTAGE	RENT PER
EXPIRATION	EXPIRING	OF EXPIRING	OF TOTAL	BASE RENT	OF TOTAL	SQUARE FEET
YEAR	LEASES	LEASES(3)	LEASED GLA(1)	EXPIRING(2)	BASE RENT	EXPIRING(3)

2007	33	227,758	2.29%	$4,400,017	1.78%	$22.62
2008	105	676,702	6.80	11,680,714	4.72	19.72
2009	69	516,414	5.19	10,172,921	4.11	24.10
2010	66	1,231,659	12.38	22,465,576	9.07	23.01
2011	46	576,537	5.79	11,793,559	4.76	27.48
2012	38	974,408	9.79	27,021,845	10.92	29.33
2013	28	788,962	7.93	17,546,900	7.09	24.38
2014	13	561,669	5.64	12,909,838	5.21	28.53
2015	5	189,840	1.91	2,381,720	0.96	19.73
2016	12	387,043	3.89	7,339,660	2.96	21.48
2017	13	180,742	1.82	3,534,423	1.43	21.97
Thereafter	35	3,640,801	36.57	116,307,603	46.99	34.42

Total	463	9,952,535	100.00%	$247,554,776	100.00%	$28.16

(1)	GLA = Gross Leasable Area.
(2)	Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at the Company’s ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent and contingent rental payments, which are not reasonably estimatable.
(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Schedule of Significant Retail Tenants as of October 31, 2007

(Based on net base rent 1% or greater of the Company’s ownership share)

	NUMBER	LEASED	PERCENTAGE OF
	OF	SQUARE	TOTAL RETAIL
TENANT	LEASES	FEET	SQUARE FEET

Bass Pro Shops, Inc.	3	510,855	4.12%
AMC Entertainment, Inc.	5	462,863	3.74
Regal Entertainment Group	5	379,072	3.06
The Gap	24	308,834	2.49
The Limited	44	290,995	2.35
The Home Depot	2	282,000	2.28
TJX Companies	8	272,554	2.20
Dick’s Sporting Goods	3	226,408	1.83
Circuit City Stores, Inc.	7	219,438	1.77
Abercrombie & Fitch Stores, Inc.	28	210,663	1.70
Footlocker, Inc.	41	150,431	1.21
Pathmark Stores, Inc.	2	123,500	1.00
Ahold USA (Stop & Shop)	2	115,861	0.94

Subtotal	174	3,553,474	28.69

All Others	2,086	8,833,017	71.31

Total	2,260	12,386,491	100.00%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Schedule of Significant Office Tenants as of October 31, 2007

(Based on net base rent 2% or greater of the Company’s ownership share)

	LEASED	PERCENTAGE OF
	SQUARE	TOTAL OFFICE
TENANT	FEET	SQUARE FEET

City of New York	890,185	8.94%
Millennium Pharmaceuticals, Inc.	693,743	6.97
U.S. Government	594,444	5.97
Morgan Stanley & Co.	444,685	4.47
Securities Industry Automation Corp.	433,971	4.36
Wellchoice, Inc.	392,514	3.94
Forest City Enterprises, Inc. (1)	357,080	3.59
Keyspan Energy	335,318	3.37
Bank of New York	323,043	3.25
Bear Stearns	292,142	2.94
Alkermes, Inc.	210,248	2.11
Covington & Burling, LLP	160,565	1.61
Partners Health Care System, Inc.	136,150	1.37
Seyfarth Shaw, LLP	96,909	0.97
Osler, Hoskin, & Harcourt	63,506	0.64

Subtotal	5,424,503	54.50

All Others	4,528,032	45.50

Total	9,952,535	100.00%

(1)	All intercompany rental income is eliminated in consolidation.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Development Pipeline
October 31, 2007
2007 Openings and Acquisitions (10)

								Cost at FCE
			Date		Pro-Rata	Cost at Full	Total Cost	Pro-Rata Share	Sq. ft./		Gross
		Dev (D)	Opened /	FCE Legal	FCE % (h)	Consolidation	at 100%	(Non-GAAP) (b)	No. of		Leasable
Property	Location	Acq (A)	Acquired	Ownership % (h)	(1)	(GAAP) (a)	(2)	(1) X (2)	Units		Area
						(in millions)
Retail Centers:
Promenade Bolingbrook	Bolingbrook, IL	D	Q1-07	100.0%	100.0%	$148.0	$148.0	$148.0	755,000		429,000	(f)
Victoria Gardens — Bass Pro	Rancho Cucamonga, CA	D	Q2-07	80.0%	80.0%	41.2	41.2	33.0	180,000		180,000

						$189.2	$189.2	$181.0	935,000		609,000

Office:
Colorado Studios	Denver, CO	A	Q1-07	90.0%	90.0%	$2.2	$2.2	$2.0	75,000
Commerce Court	Pittsburgh, PA	A	Q1-07	70.0%	100.0%	26.5	26.5	26.5	378,000
Illinois Science and Technology Park — Building Q	Skokie, IL	A/D	Q1-07	100.0%	100.0%	48.3	48.3	48.3	158,000
Richmond Office Park	Richmond, VA	A	Q2-07	100.0%	100.0%	115.0	115.0	115.0	614,000	(i)
New York Times	Manhattan, NY	D	Q3-07	70.0%	100.0%	517.5	517.5	517.5	737,000	(j)

						$709.5	$709.5	$709.3	1,962,000

Residential:
Stapleton Town Center — Botanica Phase II	Denver, CO	D	Q2-07	90.0%	90.0%	$26.3	$26.3	$23.7	154
Tobacco Row — Cameron Kinney	Richmond, VA	A	Q2-07	100.0%	100.0%	31.0	31.0	31.0	259

						$57.3	$57.3	$54.7	413

											Units Sold
Condominiums:											at 10/31/2007
Mercury (c)	Los Angeles, CA	D	Q2-07	50.0%	50.0%	$0.0	$157.6	$78.8	238		57

Total Openings (d)						$956.0	$1,113.6	$1,023.8

LESS: Above properties to be sold as Condominiums						$0.0	$157.6	$78.8

Openings and Acquisitions less Condominiums						$956.0	$956.0	$945.0

Residential Phased-In Units (c) (e):								Opened in ’07 / Total

Arbor Glenn	Twinsburg, OH	D	2004-07	50.0%	50.0%	$0.0	$18.4	$9.2	48/288
Pine Ridge Expansion	Willoughby Hills, OH	D	2005-07	50.0%	50.0%	0.0	16.4	8.2	40/162
Stratford Crossing	Wadsworth, OH	D	2007-09	50.0%	50.0%	0.0	25.3	12.7	72/348
Cobblestone Court	Painesville, OH	D	2006-08	50.0%	50.0%	0.0	24.6	12.3	96/304

Total (g)						$0.0	$84.7	$42.4	256/1,102

See attached October 31, 2007 footnotes.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Development Pipeline
October 31, 2007
Under Construction (19)

								Cost at FCE
					Pro-Rata	Cost at Full	Total Cost	Pro-Rata Share	Sq. ft./		Gross
		Dev (D)	Anticipated	FCE Legal	FCE % (h)	Consolidation	at 100%	(Non-GAAP) (b)	No. of		Leasable		Pre-
Property	Location	Acq (A)	Opening	Ownership % (h)	(1)	(GAAP) (a)	(2)	(1) X (2)	Units		Area		Leased %
						(in millions)
Retail Centers:
Orchard Town Center	Westminster, CO	D	Q1-08	100.0%	100.0%	$160.2	$160.2	$160.2	983,000		569,000	(m)	58%
Shops at Wiregrass (c)	Tampa, FL	D	Q3-08	50.0%	50.0%	0.0	148.2	74.1	646,000		356,000		68%
East River Plaza (c)	Manhattan, NY	D	Q1-09	35.0%	50.0%	0.0	396.4	198.2	517,000		517,000		64%
White Oak Village	Richmond, VA	D	Q3-08	50.0%	100.0%	70.1	70.1	70.1	796,000		290,000		70%
Village at Gulfstream (c)	Hallandale, FL	D	Q1-09	50.0%	50.0%	0.0	146.8	73.4	392,000		392,000	(n)	17%
Promenade at Temecula Expansion	Temecula, CA	D	Q1-09	75.0%	75.0%	102.5	102.5	76.9	125,000		125,000		39%
Ridge Hill Retail	Yonkers, NY	D	Q4-09	70.0%	100.0%	669.0	669.0	669.0	1,244,000		1,244,000	(o)	13%

						$1,001.8	$1,693.2	$1,321.9	4,703,000		3,493,000

Office:
Johns Hopkins - 855 North Wolfe Street	East Baltimore, MD	D	Q1-08	76.6%	76.6%	$109.7	$109.7	$84.0	278,000	(p)			42%

Residential:
Lucky Strike	Richmond, VA	D	Q1-08	100.0%	100.0%	$40.8	$40.8	$40.8	131
Uptown Apartments (c)	Oakland, CA	D	Q4-07/Q4-08	50.0%	50.0%	0.0	201.9	101.0	665
Dallas Mercantile	Dallas, TX	D	Q1-08/Q3-08	100.0%	100.0%	142.2	142.2	142.2	366	(q)
Haverhill	Haverhill, MA	D	Q1-09	100.0%	100.0%	73.6	73.6	73.6	305

						$256.6	$458.5	$357.6	1,467

Military Housing:
Ohana Military Communities, Hawaii Increment I (c)(e)	Honolulu, HI	D	2005-2008	10.0%	10.0%	0.0	316.5	31.7	1,952
Midwest Millington (c)	Memphis, TN	D	Q3-09	25.0%	25.0%	0.0	80.4	0.8	318
Military Housing - Navy Midwest (c)(e)	Chicago, IL	D	2006-2009	25.0%	25.0%	0.0	264.7	66.2	1,658
Air Force Academy (c)(e)	Colorado Springs, CO	D	2007-2009	50.0%	50.0%	0.0	82.5	41.3	427
Military Housing - Marines, Hawaii Increment II (c)(e)	Honolulu, HI	D	2007-2010	10.0%	10.0%	0.0	338.8	33.9	1,175
Military Housing - Navy, Hawaii Increment III (c)(e)	Honolulu, HI	D	2007-2010	10.0%	10.0%	0.0	614.6	61.5	2,519
Navy Northwest (c)	Seattle, WA	A/D	2010	20.0%	20.0%	0.0	264.5	52.9	2,986

						$0.0	$1,962.0	$288.3	11,035

Total Under Construction (k)						$1,368.1	$4,223.4	$2,051.8

Residential Phased-In Units (c) (e):											Under Const. / Total
Cobblestone Court	Painesville, OH	D	2006-08	50.0%	50.0%	$0.0	$24.6	$12.3			96/304
Sutton Landing	Brimfield, OH	D	2007-08	50.0%	50.0%	0.0	15.9	8.0			216/216
Stratford Crossing	Wadsworth, OH	D	2007-09	50.0%	50.0%	0.0	25.3	12.7			108/348

Total (l)						$0.0	$65.8	$33.0			420/868

See attached October 31, 2007 footnotes.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Development Pipeline

     October 31, 2007 Footnotes
(a)
Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity (“VIE”).

(b)
Cost at pro-rata share represents Forest City’s share of cost, based on the Company’s pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.

(c)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(d)
The difference between the full consolidation cost amount (GAAP) of $956.0 million to the Company’s pro-rata share (a non-GAAP measure) of $1,023.8 million consists of a reduction to full consolidation for minority interest of $11.0 million of cost and the addition of its share of cost for unconsolidated investments of $78.8 million.

(e)	Phased-in openings. Costs are representative of the total project.

(f)	Includes 39,000 square feet of office space.

(g)
The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company’s pro-rata share (a non-GAAP measure) of $42.4 million consists of the Company’s share of cost for unconsolidated investments of $42.4 million.

(h)
As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company’s legal ownership.

(i)	Includes 11 office buildings.

(j)	Includes 23,000 square feet of retail space.

(k)
The difference between the full consolidation cost amount (GAAP) of $1,368.1 million to the Company’s pro-rata share (a non-GAAP measure) of $2,071.1 million consists of a reduction to full consolidation for minority interest of $51.3 million of cost and the addition of its share of cost for unconsolidated investments of $754.3 million.

(l)
The difference between the full consolidation amount (GAAP) of $0.0 million to the Company’s pro-rata share (a non-GAAP measure) of $33.0 million consists of Forest City’s share of cost for unconsolidated investments of $33.0 million.

(m)	Includes 177,000 square feet for Target and 97,000 square feet for JCPenney that opened in Q3-06, as well as 16,000 square feet of office space.

(n)	Includes 67,000 square feet of office space.

(o)	Includes 156,000 square feet of office space.

(p)	Includes 22,000 square feet of retail space.

(q)	Includes 18,000 square feet of retail space.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Mortgage Financings
We use taxable and tax-exempt nonrecourse debt for our real estate projects. For those projects financed with taxable debt, we generally seek long-term, fixed-rate financing for those real estate project loans which mature within the next 12 months, as well as those real estate projects which are projected to open and achieve stabilized operations during that same time frame. For real estate projects financed with tax-exempt debt, we generally utilize variable-rate debt. For construction loans, we generally pursue variable-rate financings with maturities ranging from two to five years.
We are actively working to extend the maturities and/or refinance the nonrecourse debt that is coming due in 2007 and 2008. During the nine months ended October 31, 2007, we completed the following financings:

			Plus
			Unconsolidated
	Full	Less Minority	Investments at	Pro-Rata
Purpose of Financing	Consolidation	Interest	Pro-Rata	Consolidation

	(in thousands)

Loan extensions/additional fundings	$543,495	$19,490	$20,428	$544,433
Development projects and acquisitions (1)	925,692	—	188,863	1,114,555
Refinancings	1,042,700	28,800	151,304	1,165,204

	$2,511,887	$48,290	$360,595	$2,824,192

(1)	$860,175 of the $925,692 relates to development projects and represents the full amount available to be drawn on the loan.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Scheduled Maturities Table: Nonrecourse Mortgage Debt (dollars in thousands)
As of October 31, 2007

	Period Ending January 31, 2008				Period Ending January 31, 2009

			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated
	Full	Minority	Investments at	Pro-Rata	Full	Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$89,086	$15,220	$29,839	$103,705	$70,728	$4,169	$87,176	$153,735
Weighted average rate	6.77%	6.75%	7.26%	6.92%	6.50%	6.75%	6.74%	6.63%

Variable:
Variable-rate debt	417,043	68,024	48,519	397,538	274,941	13,613	51,203	312,531
Weighted average rate	7.14%	7.58%	8.12%	7.18%	7.09%	7.68%	7.66%	7.15%

Tax-Exempt	86,489	-	4,395	90,884	69,035	1,023	-	68,012
Weighted average rate	4.96%	-	4.63%	4.94%	3.69%	3.67%	-	3.70%

Total variable-rate debt	503,532	68,024	52,914	488,422	343,976	14,636	51,203	380,543

Total Nonrecourse Mortgage Debt	$592,618	$83,244	$82,753	$592,127	$414,704	$18,805	$138,379	$534,278
Weighted Average Rate	6.76%	7.43%	7.62%	6.79%	6.42%	7.26%	7.08%	6.56%

	Period Ending January 31, 2010				Period Ending January 31, 2011

			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated
	Full	Minority	Investments at	Pro-Rata	Full	Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$326,096	$14,835	$34,704	$345,965	$170,870	$15,566	$21,002	$176,306
Weighted average rate	6.92%	7.02%	6.69%	6.89%	6.80%	2.37%	7.11%	7.23%

Variable:
Variable-rate debt	103,800	-	160,693	264,493	125,225	-	13,544	138,769
Weighted average rate	7.30%	-	7.66%	7.52%	6.38%	-	7.29%	6.47%

Tax-Exempt	134,765	8,426	120,000	246,339	59,989	1,451	-	58,538
Weighted average rate	3.82%	3.81%	3.85%	3.83%	4.22%	3.96%	-	4.23%

Total variable-rate debt	238,565	8,426	280,693	510,832	185,214	1,451	13,544	197,307

Total Nonrecourse Mortgage Debt	$564,661	$23,261	$315,397	$856,797	$356,084	$17,017	$34,546	$373,613
Weighted Average Rate	6.25%	5.86%	6.10%	6.21%	6.22%	2.51%	7.18%	6.48%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Scheduled Maturities Table: Nonrecourse Mortgage Debt (dollars in thousands) (continued)
As of October 31, 2007

	Period Ending January 31, 2012				Thereafter

			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated
	Full	Minority	Investments at	Pro-Rata	Full	Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$357,749	$18,651	$34,961	$374,059	$2,850,531	$162,932	$706,754	$3,394,353
Weighted average rate	7.10%	7.23%	6.87%	7.08%	5.78%	5.93%	5.67%	5.75%

Variable:
Variable-rate debt	4,691	-	6,727	11,418	699,191	-	57,990	757,181
Weighted average rate	6.15%	-	7.24%	6.79%	6.33%	-	6.00%	6.30%

Tax-Exempt	72,590	1,900	29,500	100,190	232,024	9,879	64,000	286,145
Weighted average rate	4.05%	4.26%	4.29%	4.11%	4.48%	4.15%	4.25%	4.44%

Total variable-rate debt	77,281	1,900	36,227	111,608	931,215	9,879	121,990	1,043,326

Total Nonrecourse Mortgage Debt	$435,030	$20,551	$71,188	$485,667	$3,781,746	$172,811	$828,744	$4,437,679
Weighted Average Rate	6.58%	6.95%	5.84%	6.46%	5.80%	5.83%	5.58%	5.76%

	Total

			Plus
		Less	Unconsolidated
	Full	Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$3,865,060	$231,373	$914,436	$4,548,123
Weighted average rate	6.08%	5.94%	5.94%	6.06%

Variable:
Variable-rate debt	1,624,891	81,637	338,676	1,881,930
Weighted average rate	6.73%	7.60%	7.42%	6.81%

Tax-Exempt	654,892	22,679	217,895	850,108
Weighted average rate	4.25%	4.00%	4.04%	4.20%

Total variable-rate debt	2,279,783	104,316	556,571	2,732,038

Total Nonrecourse Mortgage Debt	$6,144,843	$335,689	$1,471,007	$7,280,161
Weighted Average Rate	6.06%	6.21%	6.00%	6.04%

Tax Exempt Nonrecourse Mortgage Debt included in Liabilities - held for sale, due 2011, variable interest rate, 3.76% at October 31, 2007	-	-	-	27,700

Adjusted total Nonrecourse Mortgage Debt	$6,144,843	$335,689	$1,471,007	$7,307,861

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
As discussed on page 2, we present certain financial amounts under the pro-rata consolidation method (a non-GAAP measure). This information is useful to our investors because we believe that it more accurately reflects the manner in which we operate our business. This is because, in line with industry practice, we have a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. The tables below present amounts for both full consolidation, a GAAP measure, and pro-rata consolidation, providing a reconciliation of the difference between the two methods. Under the pro-rata consolidation method, we present our partnership investments proportionate to our share of ownership for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary for our investments in a VIE. Partnership assets and liabilities are reported on the equity or cost method of accounting if we do not have control, or, in the case of investments in VIEs, we are not deemed the primary beneficiary.
Consolidated Balance Sheet Information – October 31, 2007 (unaudited)

	Full		Plus Unconsolidated		Pro-Rata
	Consolidation	Less Minority	Investments at	Plus Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

	(in thousands)

Assets
Real Estate Completed rental properties	$7,497,549	$332,345	$1,216,923	$31,328	$8,413,455
Projects under development	1,352,958	172,848	480,497	-	1,660,607
Land held for development or sale	168,108	9,096	104,387	-	263,399

Total Real Estate	9,018,615	514,289	1,801,807	31,328	10,337,461
Less accumulated depreciation	(1,202,305)	(73,010)	(300,592)	(1,470)	(1,431,357)

Real Estate, net	7,816,310	441,279	1,501,215	29,858	8,906,104

Cash and equivalents	337,435	18,654	25,803	-	344,584
Restricted cash	217,352	8,703	161,901	-	370,550
Notes and accounts receivable, net	348,019	14,978	42,629	80	375,750
Investments in and advances to affiliates	394,500	13,020	(123,742)	-	257,738
Other assets	792,095	22,850	118,940	1,654	889,839
Assets - held for sale	31,592	-	-	(31,592)	-

Total Assets	$9,937,303	$519,484	$1,726,746	$-	$11,144,565

Liabilities and Shareholders’ Equity
Liabilities
Mortgage debt, nonrecourse	$6,144,843	$335,689	$1,471,007	$27,700	$7,307,861
Notes payable	136,318	1,118	89,189	-	224,389
Bank revolving credit facility	-	-	-	-	-
Senior and subordinated debt	886,900	-	-	-	886,900
Accounts payable and accrued expenses	897,190	34,039	166,722	880	1,030,753
Deferred income taxes	495,446	-	-	-	495,446
Liabilities - held for sale	28,580	-	-	(28,580)	-

Total Liabilities	8,589,277	370,846	1,726,918	-	9,945,349

Minority Interest	347,455	148,638	(172)	-	198,645

Total Shareholders’ Equity	1,000,571	-	-	-	1,000,571

Total Liabilities and Shareholders’ Equity	$9,937,303	$519,484	$1,726,746	$-	$11,144,565

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Consolidated Balance Sheet Information – January 31, 2007 (unaudited)

	Full		Plus Unconsolidated	Pro-Rata
	Consolidation	Less Minority	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)

		(in thousands)
Assets

Real Estate Completed rental properties	$6,659,054	$346,323	$1,207,591	$7,520,322
Projects under development	1,396,083	126,660	298,665	1,568,088
Land held for development or sale	174,136	6,032	78,578	246,682

Total Real Estate	8,229,273	479,015	1,584,834	9,335,092
Less accumulated depreciation	(1,085,978)	(70,863)	(286,054)	(1,301,169)

Real Estate, net	7,143,295	408,152	1,298,780	8,033,923

Cash and equivalents	254,213	24,545	32,997	262,665
Restricted cash	292,461	25,028	168,062	435,495
Notes and accounts receivable, net	287,615	26,619	9,458	270,454
Investments in and advances to affiliates	333,782	-	(95,710)	238,072
Other assets	670,238	29,260	95,834	736,812

Total Assets	$8,981,604	$513,604	$1,509,421	$9,977,421

Liabilities and Shareholders’ Equity
Liabilities
Mortgage debt, nonrecourse	$5,338,372	$320,270	$1,308,209	$6,326,311
Notes payable	96,127	1,167	88,244	183,204
Bank revolving credit facility	-	-	-	-
Senior and subordinated debt	886,900	-	-	886,900
Accounts payable and accrued expenses	772,964	15,711	112,968	870,221
Deferred income taxes	486,329	-	-	486,329

Total Liabilities	7,580,692	337,148	1,509,421	8,752,965

Minority Interest	375,101	176,456	-	198,645

Total Shareholders’ Equity	1,025,811	-	-	1,025,811

Total Liabilities and Shareholders’ Equity	$8,981,604	$513,604	$1,509,421	$9,977,421

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Consolidated Earnings Information – Three Months Ended October 31, 2007 (unaudited)

			Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

	(in thousands)

Revenues from real estate operations	$333,626	$20,678	$84,006	$1,002	$397,956

Expenses
Operating expenses	201,274	13,439	59,298	(845)	246,288
Depreciation and amortization	54,414	2,343	13,646	7	65,724

	255,688	15,782	72,944	(838)	312,012

Interest expense, including early extinguishment of debt	(92,960)	(2,943)	(19,142)	(296)	(109,455)
Amortization of mortgage procurement costs	(3,568)	(195)	(214)	(11)	(3,598)

Interest and other income	17,544	438	2,307	542	19,955
Equity in earnings (loss) of unconsolidated entities	(6,526)	112	5,987	-	(651)
Gain (loss) on disposition of rental properties and other investments	172	-	-	(1,031)	(859)

Earnings (loss) before income taxes	(7,400)	2,308	-	1,044	(8,664)

Income tax expense (benefit)
Current	(16,353)	-	-	19,527	3,174
Deferred	18,059	-	-	(19,123)	(1,064)

	1,706	-	-	404	2,110

Earnings (loss) before minority interest and discontinued operations	(9,106)	2,308	-	640	(10,774)

Minority interest	(2,308)	(2,308)	-	-	-

Earnings (loss) from continuing operations	(11,414)	-	-	640	(10,774)

Discontinued operations, net of tax and minority interest:
Operating earnings from rental properties	1,273	-	-	(1,273)	-
Loss on disposition of rental properties	(633)	-	-	633	-

	640	-	-	(640)	-

Net loss	$(10,774)	$-	$-	$-	$(10,774)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Consolidated Earnings Information – Nine Months Ended October 31, 2007 (unaudited)

			Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

	(in thousands)

Revenues from real estate operations	$889,577	$51,323	$257,228	$25,601	$1,121,083

Expenses
Operating expenses	547,052	24,087	172,251	19,885	715,101
Depreciation and amortization	169,942	6,168	33,544	1,941	199,259

	716,994	30,255	205,795	21,826	914,360

Interest expense, including early extinguishment of debt	(246,651)	(12,635)	(52,898)	(4,267)	(291,181)
Amortization of mortgage procurement costs	(8,971)	(616)	(1,653)	(80)	(10,088)

Interest and other income	52,366	1,862	9,158	751	60,413
Equity in earnings (loss) of unconsolidated entities	2,608	696	(3,112)	-	(1,200)
Gain (loss) on disposition of rental properties and other investments	603	-	(2,928)	105,287	102,962

Earnings (loss) before income taxes	(27,462)	10,375	-	105,466	67,629

Income tax expense (benefit)
Current	(16,274)	-	-	25,267	8,993
Deferred	3,331	-	-	15,485	18,816

	(12,943)	-	-	40,752	27,809

Earnings (loss) before minority interest and discontinued operations	(14,519)	10,375	-	64,714	39,820

Minority interest	(10,375)	(10,375)	-	-	-

Earnings (loss) from continuing operations	(24,894)	-	-	64,714	39,820

Discontinued operations, net of tax and minority interest:
Operating earnings from rental properties	110	-	-	(110)	-
Gain on disposition of rental properties	64,604	-	-	(64,604)	-

	64,714	-	-	(64,714)	-

Net earnings	$39,820	$-	$-	$-	$39,820

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Consolidated Earnings Information – Three Months Ended October 31, 2006 (unaudited)

			Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

	(in thousands)

Revenues from real estate operations	$262,533	$25,759	$65,075	$27,685	$329,534

Expenses
Operating expenses	162,801	12,798	43,066	16,958	210,027
Depreciation and amortization	43,173	3,650	5,459	2,225	47,207

	205,974	16,448	48,525	19,183	257,234

Interest expense, including early extinguishment of debt	(68,067)	(6,163)	(12,960)	(4,732)	(79,596)
Amortization of mortgage procurement costs	(2,719)	(312)	(586)	(88)	(3,081)

Interest and other income	7,023	802	442	156	6,819
Equity in earnings (loss) of unconsolidated entities	9,122	-	(3,446)	-	5,676
Gain on disposition of rental properties	-	-	-	83,878	83,878

Earnings before income taxes	1,918	3,638	-	87,716	85,996

Income tax expense (benefit)
Current	(8,484)	-	-	18,142	9,658
Deferred	14,711	-	-	15,752	30,463

	6,227	-	-	33,894	40,121

Earnings (loss) before minority interest and discontinued operations	(4,309)	3,638	-	53,822	45,875

Minority interest	(3,638)	(3,638)	-	-	-

Earnings (loss) from continuing operations	(7,947)	-	-	53,822	45,875

Discontinued operations, net of tax and minority interest:
Operating earnings from rental properties	2,354	-	-	(2,354)	-
Gain on disposition of rental properties	51,468	-	-	(51,468)	-

	53,822	-	-	(53,822)	-

Net earnings	$45,875	$-	$-	$-	$45,875

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Consolidated Earnings Information – Nine Months Ended October 31, 2006 (unaudited)

			Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

	(in thousands)

Revenues from real estate operations	$775,097	$76,831	$210,183	$88,657	$997,106

Expenses
Operating expenses	460,514	38,027	140,702	58,871	622,060
Depreciation and amortization	125,032	10,514	33,185	9,309	157,012
Provision for decline in real estate	1,923	-	400	-	2,323

	587,469	48,541	174,287	68,180	781,395

Interest expense, including early extinguishment of debt	(206,158)	(19,667)	(40,752)	(14,631)	(241,874)
Amortization of mortgage procurement costs	(8,051)	(901)	(1,451)	(323)	(8,924)

Interest and other income	29,740	2,673	800	860	28,727
Equity in earnings (loss) of unconsolidated entities (Note 1)	15,811	-	(2,155)	-	13,656
Gain on disposition of rental properties	-	-	7,662	169,211	176,873

Earnings before income taxes	18,970	10,395	-	175,594	184,169

Income tax expense (benefit)
Current	(14,701)	-	-	18,845	4,144
Deferred	24,396	-	-	49,004	73,400

	9,695	-	-	67,849	77,544

Earnings before minority interest and discontinued operations	9,275	10,395	-	107,745	106,625

Minority interest	(10,395)	(10,395)	-	-	-

Earnings (loss) from continuing operations (Note 1)	(1,120)	-	-	107,745	106,625

Discontinued operations, net of tax and minority interest:
Operating earnings from rental properties	3,916	-	-	(3,916)	-
Gain on disposition of rental properties	103,829	-	-	(103,829)	-

	107,745	-	-	(107,745)	-

Net earnings	$106,625	$-	$-	$-	$106,625

Note 1)	Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets;” therefore, are reported in continuing operations when sold. For the nine months ended October 31, 2006, one equity method investment was sold, Midtown Plaza. A pre-tax gain of $7,662 ($4,700 net of tax) has been reported in equity in earnings of unconsolidated entities in the Consolidated Statements of Earnings; therefore, is included in earnings from continuing operations.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
The following schedules present information on investments in and advances to affiliates.
Investments in and Advances to Affiliates
Included in Investments in and Advances to Affiliates in the Consolidated Balance Sheet Information tables are unconsolidated investments in entities that we do not control and/or are not the primary beneficiary, and which are accounted for under the equity method of accounting, as well as advances to partners and other affiliates.
Following is a reconciliation of members’ and partners’ equity to our carrying value in the accompanying Consolidated Balance Sheet Information:

	October 31,	January 31,
	2007	2007
	(in thousands)

Members’ and partners’ equity as below	$614,249	$592,681
Equity of other members and partners	490,507	496,971

Company’s investment in partnerships	$123,742	$95,710
Company’s proportionate share of advances to and on behalf of other affiliates	257,738	238,072
Minority interest in advances to and on behalf of other affiliates (1)	13,020	-

Total Investments in and Advances to Affiliates	$394,500	$333,782

(1)
Primarily represents the minority interest portion of advances to other affiliates included in the fully consolidated presentation. Previously, a portion of these amounts were recorded in pro-rata accounts payable or receivable.

     Summarized financial information for the equity method investments is as follows:

	Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)
	October 31, 2007	January 31, 2007	October 31, 2007	January 31, 2007
	(in thousands)		(in thousands)
Balance Sheet:
Completed rental properties	$2,831,426	$2,697,454	$1,216,923	$1,207,591
Projects under development	1,287,248	777,419	480,497	298,665
Land held for development or sale	230,463	160,296	104,387	78,578
Accumulated depreciation	(610,230)	(554,910)	(300,592)	(286,054)
Restricted cash-military housing bond funds	662,301	771,697	6,623	7,717
Other restricted cash	588,600	660,939	155,278	160,345
Other assets	532,440	526,142	187,372	138,289

Total Assets	$5,522,248	$5,039,037	$1,850,488	$1,605,131

Mortgage debt, nonrecourse	$4,170,547	$3,834,085	$1,471,007	$1,308,209
Other liabilities	737,452	612,271	255,911	201,212
Minority interest	-	-	(172)	-
Members’ and partners’ equity	614,249	592,681	123,742	95,710

Total Liabilities and Members’/Partners’ Equity	$5,522,248	$5,039,037	$1,850,488	$1,605,131

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Investments in and Advances to Affiliates (continued)

	Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)
Three Months Ended October 31,	2007	2006	2007	2006
	(in thousands)		(in thousands)

Operations:
Revenues	$192,218	$132,358	$84,006	$65,075
Equity in earnings of unconsolidated entities on a pro-rata basis	-	-	(651)	5,676
Operating expenses	(135,632)	(85,486)	(59,298)	(43,066)
Interest expense	(57,599)	(33,965)	(19,142)	(12,960)
Provision for decline in real estate	-	-	-	-
Depreciation and amortization	(28,076)	(16,089)	(13,860)	(6,045)
Interest income	16,888	3,769	2,307	442
Minority interest	-	-	112	-

Net earnings (loss) (Pre-tax)	$(12,201)	$587	$(6,526)	$9,122

	Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)
Nine Months Ended October 31,	2007	2006	2007	2006
	(in thousands)		(in thousands)

Operations:
Revenues	$644,382	$463,982	$256,973	$208,890
Equity in earnings of unconsolidated entities on a pro-rata basis	-	-	(1,200)	13,656
Operating expenses	(447,066)	(317,762)	(172,199)	(140,022)
Interest expense	(160,180)	(99,444)	(52,857)	(40,330)
Provision for decline in real estate	-	(1,000)	-	(400)
Depreciation and amortization	(103,209)	(77,084)	(35,327)	(34,491)
Interest income	45,440	10,485	4,124	794
Minority interest	-	-	696	-

Income (loss) from continuing operations	(20,633)	(20,823)	210	8,097

Discontinued operations:
Gain on disposition of rental properties (1)	4,212	15,325	2,106	7,662
Operating earnings from rental properties	584	103	292	52

	4,796	15,428	2,398	7,714

Net earnings (loss) (Pre-tax)	$(15,837)	$(5,395)	$2,608	$15,811

(1)	The following table shows the detail of gain on disposition of rental properties that were held by equity method investments:

	Combined (100%)		Pro-Rata Share		Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)		(GAAP)		(Non-GAAP)
	Three Months Ended October 31,					Nine Months Ended October 31,
	2007	2006	2007	2006	2007	2006	2007	2006
	(in thousands)		(in thousands)		(in thousands)		(in thousands)

White Acres (Apartments) (Richmond Hts., Ohio)	$-	$-	$-	$-	$4,212	$-	$2,106	$-
Midtown Plaza (Specialty Retail Center) (Parma, Ohio)	-	-	-	-	-	15,325	-	7,662

Total gain on dispostion of equity method rental properties	$-	$-	$-	$-	$4,212	$15,325	$2,106	$7,662

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Results of Operations
Net Earnings – Net earnings (loss) for the three months ended October 31, 2007 was ($10,774,000) versus $45,875,000 for the three months ended October 31, 2006. Although we have substantial recurring revenue sources from our properties, we also enter into significant one-time transactions, which could create substantial variances in net earnings between periods. This variance to the prior year is primarily attributable to the following decreases, which are net of tax and minority interest:
•
$51,468,000 ($83,878,000, pre-tax) primarily related to the 2006 gains on disposition of two consolidated properties, Embassy Suites Hotel, a 463-room hotel located in Manhattan, New York City, and Battery Park City, a retail center located in Manhattan, New York City;

•
$5,995,000 ($9,677,000, pre-tax) related to decreased earnings in 2007 reported in the Land Development Group primarily due to a decrease in land sales at Stapleton, in Denver, Colorado and Tangerine Crossing in Tucson, Arizona;

•	$5,174,000 ($8,234,000, pre-tax) related to the increase in our allocation of losses from our equity investment in the New Jersey Nets basketball team;
•	$4,482,000 ($6,830,000, pre-tax) primarily related to military housing fee income from the management and development of units in Hawaii and Illinois;
•
$2,564,000 ($4,179,000, pre-tax) in 2007 related to the early extinguishment of nonrecourse mortgage debt primarily at Eleven MetroTech Center, an office building located in Brooklyn, New York City, in order to secure more favorable financing terms and at New York Times, an office building located in Manhattan, New York City, in order to obtain permanent financing;

•
$1,850,000 ($3,015,000, pre-tax) related to an increase in depreciation and amortization for amounts recorded as tangible and intangible assets, which were a result of the purchase price allocation for the acquisition, in November 2006, of 30 retail, office and residential operating properties in New York City (“New York portfolio transaction”); and

•	$1,201,000 ($1,956,000, pre-tax) related to increased write-offs of abandoned development projects in 2007.
These decreases were partially offset by the following increases, net of tax and minority interest:
•
$4,749,000 ($7,740,000, pre-tax) related to an additional net gain recognized in other income on the sale of Sterling Glen of Roslyn, a consolidated supported-living apartment community under construction in Roslyn, New York, due to the realization of additional proceeds resulting from the resolution of certain contingencies;

•
$1,027,000 ($1,674,000, pre-tax) related to the amortization to straight-line rent of above and below market leases, which were recorded as a component of the purchase price allocation for the New York portfolio transaction; and

•
$1,013,000 ($1,651,000, pre-tax) in 2007 related to the change in fair market value between the comparable periods of certain of our 10-year forward swaps which were marked to market through interest expense as a result of the derivatives not qualifying for hedge accounting.

Net earnings for the nine months ended October 31, 2007 was $39,820,000 versus $106,625,000 for the nine months ended October 31, 2006. This variance to the prior year is primarily attributable to the following decreases, which are net of tax and minority interest:
•
$103,829,000 ($169,211,000, pre-tax) related to the 2006 gains on disposition of five consolidated properties, Providence at Palm Harbor, an apartment community located in Tampa, Florida, Hilton Times Square, a 444-room hotel located in Manhattan, New York City, G Street, a specialty retail center located in Philadelphia, Pennsylvania, Embassy Suites Hotel, and Battery Park City;

•
$21,560,000 ($34,913,000, pre-tax) related to decreased earnings in 2007 reported in the Land Development Group primarily due to a decrease in land sales at Stapleton, Tangerine Crossing and Waterbury in North Ridgeville, Ohio;

•
$5,893,000 ($9,604,000, pre-tax) related to decreases in Commercial Group outlot land sales in 2007 primarily at Simi Valley in Simi Valley, California partially offset by the 2007 land sale and related site work construction at Ridge Hill Retail, in Yonkers, New York which is accounted for under the percentage of completion method;

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
•
$4,962,000 ($8,087,000, pre-tax) related to an increase in depreciation and amortization for amounts recorded as tangible and intangible assets, which were a result of the purchase price allocation for the New York portfolio transaction that closed in November 2006;

•
$4,809,000 ($7,837,000, pre-tax) related to management’s approved plan to demolish two buildings owned by us adjacent to Ten MetroTech Center, an office building located in Brooklyn, New York City, to clear the land for a residential project named 80 DeKalb Avenue. Due to this new development plan, the estimated useful lives of the two adjacent buildings were adjusted to expire at the scheduled demolition date in April 2007 resulting in accelerated depreciation expense;

•	$4,700,000 ($7,662,000, pre-tax) related to the 2006 gain on disposition of one equity method Commercial property, Midtown Plaza, a specialty retail center located in Parma, Ohio;
•
$4,453,000 ($7,257,000, pre-tax) in 2007 related to the early extinguishment of nonrecourse mortgage debt primarily at Columbia Park Center, a specialty retail center located in North Bergen, New Jersey and Eleven MetroTech Center in order to secure more favorable financing terms and at New York Times in order to obtain permanent financing as well as the costs associated with the disposition of Landings of Brentwood, a consolidated apartment community in Nashville, Tennessee;

•	$4,129,000 ($6,729,000, pre-tax) related to increased write-offs of abandoned development projects in 2007;
•	$3,788,000 ($6,174,000, pre-tax) related to income recognition on state and federal Historic Preservation Tax Credits in 2006 that did not recur at the same level;
•	$3,301,000 ($5,813,000, pre-tax) primarily related to military housing fee income from the management and development of units in Hawaii and Illinois; and
•	$1,067,000 ($969,000, pre-tax) related to the increase in our allocation of losses from our equity investment in the New Jersey Nets basketball team.
These decreases were partially offset by the following increases, net of tax and minority interest:
•
$64,605,000 ($105,287,000, pre-tax) related to the 2007 gains on disposition of Landings of Brentwood and the following six consolidated supported-living apartment properties: Sterling Glen of Bayshore, Sterling Glen of Center City, Sterling Glen of Darien, Sterling Glen of Forest Hills, Sterling Glen of Plainview, and Sterling Glen of Stamford;

•	$10,940,000 ($17,830,000, pre-tax) related to the 2007 net gain recognized in other income on the sale of Sterling Glen of Roslyn;
•
$5,811,000 ($9,471,000, pre-tax) in 2007 related to the change in fair market value between the comparable periods of certain of our 10-year forward swaps which were marked to market through interest expense as a result of the derivatives not qualifying for hedge accounting;

•
$3,194,000 ($5,205,000, pre-tax) related to the amortization to straight-line rent of above and below market leases, which were recorded as a component of the purchase price allocation for the New York portfolio transaction; and

•	$1,292,000 ($2,106,000, pre-tax) related to the 2007 gain on disposition of one equity method Residential property, White Acres, an apartment community located in Richmond Heights, Ohio.
Net Operating Income (NOI) from Real Estate Groups – NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including non-real estate depreciation and amortization) plus interest and other income plus equity in earnings of unconsolidated entities (excluding gain on disposition of equity method operating properties) plus equity method depreciation and amortization. We believe NOI provides us, as well as our investors, additional information about our core business operations and, along with earnings, is necessary to understand our business and operating results. Under the full consolidation method (GAAP), NOI from the combination of the Commercial Group and the Residential Group (“Rental Properties”) for the three months ended October 31, 2007 was $168,185,000 compared to $119,367,000 for the three months ended October 31, 2006, a 40.9% increase. NOI for the nine months ended October 31, 2007 was $447,913,000 compared to $365,588,000 for the nine months ended October 31, 2006, a 22.5% increase. A reconciliation of NOI to the most comparable GAAP measure, net earnings, is presented on pages 6-9. A reconciliation of NOI to net earnings for each strategic business unit can be found on pages 33-44.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Management also analyzes property NOI using the pro-rata consolidation method because it provides operating data at our ownership share, and we publicly disclose and discuss our performance using this method of consolidation to complement our GAAP disclosures. Under the pro-rata consolidation method, NOI from the Rental Properties for the three months ended October 31, 2007 was $179,859,000 compared to $129,812,000 for the three months ended October 31, 2006, a 38.6% increase. NOI for the nine months ended October 31, 2007 was $480,223,000 compared to $395,719,000 for the nine months ended October 31, 2006, a 21.4% increase. Comparable NOI increased 6.9% for the three months ended October 31, 2007 compared to the prior year. Retail, office and hotel comparable NOI increased 10.5%, 3.0% and 4.2% respectively, from the prior year and our residential portfolio generated an increase of 6.8%. Comparable NOI increased 5.5% for the nine months ended October 31, 2007 compared to the prior year. Retail, office and hotel comparable NOI increased 7.3%, 2.2% and 17.0% respectively, from the prior year and our residential portfolio has generated an increase of 5.5%.
EBDT – We use an additional measure, along with net earnings, to report our operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.
We believe that EBDT provides additional information about our core operations and, along with net earnings, is necessary to understand our operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. We believe EBDT is important to investors because it provides another method for the investor to measure our long-term operating performance as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.
EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes; iv) preferred payment classified as minority interest expense on our Consolidated Statement of Earnings; v) provision for decline in real estate (net of tax); vi) extraordinary items (net of tax); and vii) cumulative effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings.
EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP, on page 33. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management’s opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. We exclude depreciation and amortization expense related to real estate operations from EBDT because we believe the values of our properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in our current tax provision. The provision for decline in real estate is excluded from EBDT because it varies from year to year based on factors unrelated to our overall financial performance and is related to the ultimate gain on dispositions of operating properties. Our EBDT may not be directly comparable to similarly-titled measures reported by other companies.
Our EBDT for the three months ended October 31, 2007 increased by 19.9% to $68,795,000 from $57,400,000 for the three months ended October 31, 2006. This variance to the prior year is primarily attributable to increased EBDT from our Military Housing business of $5,500,000, net gain of $4,828,000 recognized in other income on the sale of Sterling Glen of Roslyn, a consolidated supported-living apartment community under construction in Roslyn, New York, and the favorable change in fair market value between the comparable periods of $1,651,000 for certain of our 10-year forward swaps which were marked to market through interest expense.
Our EBDT for the nine months ended October 31, 2007 decreased by 1.6% to $174,530,000 from $177,404,000 for the nine months ended October 31, 2006. This variance to the prior year is primarily attributable to decreased EBDT of $18,273,000 reported in the Land Development Group, $8,269,000 of increased interest expense reported in corporate activities, primarily related to the Puttable Equity-Linked Senior Notes issued in October 2006, decreased outlot land sales of $6,883,000 in the Commercial Group, primarily at Simi Valley in Simi Valley, California, and decreased income recognized on state and federal Historic Preservation Tax Credits of $6,174,000 (primarily at Ashton Mill, an apartment community located in Cumberland, Rhode Island). These decreases were partially offset by the net gain of $9,865,000 recognized in other income on the sale of Sterling Glen of Roslyn, the favorable change in fair market value between the comparable periods of $9,471,000 for certain of our 10-year forward swaps which were marked to market through interest expense, increased EBDT from our Military Housing business of $2,913,000, and approximately $14,200,000 of additional EBDT from operating activity of our mature portfolio.
Summary of EBDT - The information in the tables on pages 31-44, present amounts for both full consolidation and pro-rata consolidation, providing a reconciliation of the difference between the two methods, as well as reconciliation from NOI to EBDT to net earnings. Under the pro-rata consolidation method, we present our partnership investments proportionate to our pro-rata share for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed under our control or if we are deemed to be the primary beneficiary for investments in the VIEs, or on the equity method of accounting if we do not have control or are not the primary beneficiary for investments in VIEs.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Reconciliation of Net Earnings to Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) (2)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2007	2006	2007	2006

	(in thousands)		(in thousands)

Net earnings (loss)	$(10,774)	$45,875	$39,820	$106,625
Depreciation and amortization - Real Estate Groups (5)	58,559	47,222	185,558	148,807
Amortization of mortgage procurement costs - Real Estate Groups (5)	3,526	2,743	9,983	8,098
Deferred income tax expense - Real Estate Groups (6)	(1,456)	29,739	21,581	73,128
Deferred income tax expense - Non-Real Estate Groups: (6)
Gain on disposition of other investments	-	-	(57)	-

Current income tax expense on non-operating earnings: (6)
Gain on disposition of other investments	66	-	290	-
Gain on disposition included in discontinued operations	18,746	17,227	26,834	17,198
Gain on disposition of equity method rental properties	-	-	-	2,657

Straight-line rent adjustment (3)	(1,668)	(1,528)	(9,288)	(4,559)
Preference payment (4)	937	-	2,771	-
Preferred return on disposition	-	-	5,034	-
Provision for decline in real estate, net of minority interest	-	-	-	1,923
Provision for decline in real estate of equity method rental properties	-	-	-	400
Gain on disposition of equity method rental properties	-	-	(2,106)	(7,662)
Gain on disposition of other investments	(172)	-	(603)	-

Discontinued operations: (1)
Gain on disposition of rental properties	1,031	(143,494)	(105,287)	(287,220)
Minority interest - Gain on disposition	-	59,616	-	118,009

Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) (2)	$68,795	$57,400	$174,530	$177,404

(1)
Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties which have been sold or are held for sale are reported as discontinued operations.

(2)
The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, (including amortization of mortgage procurement costs) and deferred income taxes; iv) preferred payment classified as minority interest expense on the Company’s Consolidated Statement of Earnings; v) provision for decline in real estate (net of tax); vi) extraordinary items (net of tax); and vii) cumulative effect of change in accounting principle (net of tax).

(3)
The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, “Accounting for Leases.” The straight-line rent adjustment is recorded as an increase or decrease to revenue or operating expenses from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

(4)
The Forest City Ratner Companies portfolio became a wholly-owned subsidiary of the Company on November 8, 2006 upon the issuance of the Class A Common Units in exchange for Bruce C. Ratner’s minority interests. For the first five years only, the Units that have not been exchanged are entitled to their proportionate share of an annual preferred payment of $2,500,000 plus an amount equal to the dividends paid on the same number of shares of the Company’s common stock. After five years, the Units that have not been exchanged are entitled to a payment equal to the dividends paid on an equivalent number of shares of the Company’s common stock. At October 31, 2007, the Company has recorded approximately $2,771,000 related to three quarters share of the annual preferred payment which is classified as minority interest expense on the Company’s Consolidated Statement of Earnings.

(5)
The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs. The Company’s Real Estate Groups are engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.

	Depreciation and Amortization				Amortization of Mortgage Procurement Costs
	Three Months Ended		Nine Months Ended		Three Months Ended		Nine Months Ended
	October 31,		October 31,		October 31,		October 31,

	2007	2006	2007	2006	2007	2006	2007	2006

Full Consolidation	$54,414	$43,173	$169,942	$125,032	$3,568	$2,719	$8,971	$8,051
Non-Real Estate	(3,411)	(236)	(7,430)	(932)	-	(46)	-	(236)

Real Estate Groups Full Consolidation	51,003	42,937	162,512	124,100	3,568	2,673	8,971	7,815
Real Estate Groups related to minority interest	(2,343)	(3,650)	(6,168)	(10,514)	(195)	(311)	(616)	(900)
Real Estate Groups Equity Method	9,892	5,710	27,273	25,912	142	293	1,548	860
Real Estate Groups Discontinued Operations	7	2,225	1,941	9,309	11	88	80	323

Real Estate Groups Pro-Rata Consolidation	$58,559	$47,222	$185,558	$148,807	$3,526	$2,743	$9,983	$8,098

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Reconciliation of Net Earnings to Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) (2) (continued)
(6)	The following table provides detail of Income Tax Expense (Benefit):

		Three Months Ended October 31,		Nine Months Ended October 31,
		2007	2006	2007	2006

		(in thousands)		(in thousands)

(A)	Operating earnings
	Current	$(16,419)	$(8,484)	$(16,564)	$(17,358)
	Deferred	18,059	14,711	4,519	24,989

		1,640	6,227	(12,045)	7,631

(B)	Provision for decline in real estate
	Deferred	-	-	-	(743)
	Deferred - equity method investment	-	-	-	(155)

		-	-	-	(898)

(C)	Gain on disposition of other investments
	Current - Non-Real Estate Groups	66	-	290	-
	Deferred - Non-Real Estate Groups	-	-	(57)	-

		66	-	233	-

(D)	Gain on disposition of equity method rental properties
	Current	-	-	-	2,657
	Deferred	-	-	(1,131)	305

		-	-	(1,131)	2,962

	Subtotal (A) (B) (C) (D)
	Current	(16,353)	(8,484)	(16,274)	(14,701)
	Deferred	18,059	14,711	3,331	24,396

	Income tax expense	1,706	6,227	(12,943)	9,695

(E)	Discontinued operations - rental properties
	Operating earnings
	Current	781	915	(1,567)	1,647
	Deferred	21	569	1,636	820

		802	1,484	69	2,467

	Gain on disposition of rental properties
	Current	18,746	17,227	26,834	17,198
	Deferred	(19,144)	15,183	13,849	48,184

		(398)	32,410	40,683	65,382

		404	33,894	40,752	67,849

	Grand Total (A) (B) (C) (D) (E)
	Current	3,174	9,658	8,993	4,144
	Deferred	(1,064)	30,463	18,816	73,400

		$2,110	$40,121	$27,809	$77,544

	Recap of Grand Total
	Real Estate Groups
	Current	11,313	13,259	24,287	15,704
	Deferred	(1,456)	29,739	21,581	73,128

		9,857	42,998	45,868	88,832

	Non-Real Estate Groups
	Current	(8,139)	(3,601)	(15,294)	(11,560)
	Deferred	392	724	(2,765)	272

		(7,747)	(2,877)	(18,059)	(11,288)

	Grand Total	$2,110	$40,121	$27,809	$77,544

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended October 31, 2007 (in thousands)

	Commercial Group 2007					Residential Group 2007
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$239,039	$11,080	$30,000	$-	$257,959	$81,170	$8,979	$42,850	$1,002	$116,043
Exclude straight-line rent adjustment	(8,154)	-	-	-	(8,154)	5,005	-	-	-	5,005

Adjusted revenues	230,885	11,080	30,000	-	249,805	86,175	8,979	42,850	1,002	121,048

Operating expenses, including non-Real Estate depreciation and amortization, and amortization of mortgage procurement costs	123,072	4,455	17,325	-	135,942	56,221	8,249	27,429	(845)	74,556
Exclude straight-line rent adjustment	(1,480)	-	-	-	(1,480)	-	-	-	-	-
Exclude preference payment	(937)	-	-	-	(937)	-	-	-	-	-

Adjusted operating expenses	120,655	4,455	17,325	-	133,525	56,221	8,249	27,429	(845)	74,556

Add interest and other income	4,888	249	1,351	-	5,990	9,941	10	861	542	11,334

Add equity in earnings of unconsolidated entities	1,487	(10)	(1,495)	-	2	1,643	122	(1,760)	-	(239)

Add back equity method depreciation and amortization expense	4,168	-	(4,168)	-	-	5,874	-	(5,874)	-	-

Net operating income	120,773	6,864	8,363	-	122,272	47,412	862	8,648	2,389	57,587

Interest expense, including early extinguishment of debt	63,450	2,483	8,363	-	69,330	11,507	348	8,648	296	20,103

Income tax expense (benefit)	2,835	-	-	-	2,835	609	-	-	781	1,390

Minority interest in earnings before depreciation and amortization	4,381	4,381	-	-	-	514	514	-	-	-

Add: EBDT from discontinued operations	-	-	-	-	-	1,312	-	-	(1,312)	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$50,107	$-	$-	$-	$50,107	$36,094	$-	$-	$-	$36,094

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$50,107	$-	$-	$-	$50,107	$36,094	$-	$-	$-	$36,094

Depreciation and amortization - Real Estate Groups	(43,465)	-	-	-	(43,465)	(15,197)	-	-	(7)	(15,204)

Amortization of mortgage procurement costs - Real Estate Groups	(2,934)	-	-	-	(2,934)	(416)	-	-	(11)	(427)

Deferred taxes - Real Estate Group	(3,670)	-	-	-	(3,670)	(7,246)	-	-	1,924	(5,322)

Straight-line rent adjustment	6,674	-	-	-	6,674	(5,005)	-	-	-	(5,005)

Preference payment	(937)	-	-	-	(937)	-	-	-	-	-

Gain (loss) on disposition of rental properties, net of tax	-	-	-	-	-	-	-	-	(633)	(633)

Discontinued operations, net of tax and minority interest:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(7)	-	-	7	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(11)	-	-	11	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	1,924	-	-	(1,924)	-
Loss on disposition of rental properties	-	-	-	-	-	(633)	-	-	633	-

Net earnings (loss)	$5,775	$-	$-	$-	$5,775	$9,503	$-	$-	$-	$9,503

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended October 31, 2007 (in thousands) (continued)

	Land Development Group 2007					The Nets 2007
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$13,417	$619	$1,689	$-	$14,487	$-	$-	$9,467	$-	$9,467
Exclude straight-line rent adjustment	1	-	-	-	1	-	-	-	-	-

Adjusted revenues	13,418	619	1,689	-	14,488	-	-	9,467	-	9,467

Operating expenses, including non-Real Estate depreciation and amortization, and amortization of mortgage procurement costs	13,157	735	1,213	-	13,635	-	-	17,157	-	17,157
Exclude straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-
Exclude preference payment	-	-	-	-	-	-	-	-	-	-

Adjusted operating expenses	13,157	735	1,213	-	13,635	-	-	17,157	-	17,157

Add interest and other income	2,109	179	54	-	1,984	-	-	41	-	41

Add equity in earnings of unconsolidated entities	(80)	-	(334)	-	(414)	(9,576)	-	9,576	-	-

Add back equity method depreciation and amortization expense	(8)	-	8	-	-	-	-	-	-	-

Net operating income	2,282	63	204	-	2,423	(9,576)	-	1,927	-	(7,649)

Interest expense, including early extinguishment of debt	371	112	204	-	463	-	-	1,927	-	1,927

Income tax expense (benefit)	(4,294)	-	-	-	(4,294)	(3,672)	-	-	-	(3,672)

Minority interest in earnings before depreciation and amortization	(49)	(49)	-	-	-	-	-	-	-	-

Add: EBDT from discontinued operations	-	-	-	-	-	-	-	-	-	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$6,254	$-	$-	$-	$6,254	$(5,904)	$-	$-	$-	$(5,904)

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$6,254	$-	$-	$-	$6,254	$(5,904)	$-	$-	$-	$(5,904)

Depreciation and amortization - Real Estate Groups	110	-	-	-	110	-	-	-	-	-

Amortization of mortgage procurement costs - Real Estate Groups	(165)	-	-	-	(165)	-	-	-	-	-

Deferred taxes - Real Estate Group	(5,148)	-	-	-	(5,148)	-	-	-	-	-

Straight-line rent adjustment	(1)	-	-	-	(1)	-	-	-	-	-

Preference payment	-	-	-	-	-	-	-	-	-	-

Preferred return on disposition	-	-	-	-	-	-	-	-	-	-

Gain (loss) on disposition of rental properties, net of tax	-	-	-	-	-	-	-	-	-	-

Discontinued operations, net of tax and minority interest:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Gain on disposition of rental properties	-	-	-	-	-	-	-	-	-	-

Net earnings (loss)	$1,050	$-	$-	$-	$1,050	$(5,904)	$-	$-	$-	$(5,904)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended October 31, 2007 (in thousands) (continued)

	Corporate Activities 2007					Total 2007
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$-	$-	$-	$-	$-	$333,626	$20,678	$84,006	$1,002	$397,956
Exclude straight-line rent adjustment	-	-	-	-	-	(3,148)	-	-	-	(3,148)

Adjusted revenues	-	-	-	-	-	330,478	20,678	84,006	1,002	394,808
Operating expenses, including non-Real Estate depreciation and amortization, and amortization of mortgage procurement costs	12,235	-	-	-	12,235	204,685	13,439	63,124	(845)	253,525
Exclude straight-line rent adjustment	-	-	-	-	-	(1,480)	-	-	-	(1,480)
Exclude preference payment	-	-	-	-	-	(937)	-	-	-	(937)

Adjusted operating expenses	12,235	-	-	-	12,235	202,268	13,439	63,124	(845)	251,108

Add interest and other income	606	-	-	-	606	17,544	438	2,307	542	19,955

Add equity in earnings of unconsolidated entities	-	-	-	-	-	(6,526)	112	5,987	-	(651)

Add back equity method depreciation and amortization expense	-	-	-	-	-	10,034	-	(10,034)	-	-

Net operating income	(11,629)	-	-	-	(11,629)	149,262	7,789	19,142	2,389	163,004

Interest expense, including early extinguishment of debt	17,632	-	-	-	17,632	92,960	2,943	19,142	296	109,455

Income tax expense (benefit)	(11,505)	-	-	-	(11,505)	(16,027)	-	-	781	(15,246)

Minority interest in earnings before depreciation and amortization	-	-	-	-	-	4,846	4,846	-	-	-

Add: EBDT from discontinued operations	-	-	-	-	-	1,312	-	-	(1,312)	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(17,756)	$-	$-	$-	$(17,756)	$68,795	$-	$-	$-	$68,795

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(17,756)	$-	$-	$-	$(17,756)	$68,795	$-	$-	$-	$68,795

Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(58,552)	-	-	(7)	(58,559)

Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(3,515)	-	-	(11)	(3,526)

Deferred taxes - Real Estate Groups	(3,548)	-	-	-	(3,548)	(19,612)	-	-	1,924	(17,688)

Straight-line rent adjustment	-	-	-	-	-	1,668	-	-	-	1,668

Preference payment	-	-	-	-	-	(937)	-	-	-	(937)

Gain (loss) on disposition of rental properties, net of tax	106	-	-	-	106	106	-	-	(633)	(527)

Discontinued operations, net of tax and minority interest:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(7)	-	-	7	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(11)	-	-	11	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	1,924	-	-	(1,924)	-
Gain on disposition of rental properties	-	-	-	-	-	(633)	-	-	633	-

Net earnings (loss)	$(21,198)	$-	$-	$-	$(21,198)	$(10,774)	$-	$-	$-	$(10,774)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Nine Months Ended October 31, 2007 (in thousands)

	Commercial Group 2007					Residential Group 2007
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$652,792	$34,763	$88,293	$-	$706,322	$198,029	$14,763	$142,989	$25,601	$351,856
Exclude straight-line rent adjustment	(21,133)	-	-	-	(21,133)	4,983	-	-	-	4,983

Adjusted revenues	631,659	34,763	88,293	-	685,189	203,012	14,763	142,989	25,601	356,839

Operating expenses, including non-Real Estate depreciation and amortization, and amortization of mortgage procurement costs	340,061	10,084	48,378	-	378,355	138,534	12,085	95,238	19,885	241,572
Exclude straight-line rent adjustment	(6,860)	-	-	-	(6,860)	-	-	-	-	-
Exclude preference payment	(2,771)	-	-	-	(2,771)	-	-	-	-	-

Adjusted operating expenses	330,430	10,084	48,378	-	368,724	138,534	12,085	95,238	19,885	241,572

Add interest and other income	15,121	913	2,294	-	16,502	25,570	31	6,652	751	32,942

Add equity in earnings of unconsolidated entities	6,700	(28)	(6,748)	-	(20)	8,270	724	(8,479)	-	(933)

Remove gain on disposition of equity method rental properties	-	-	-	-	-	(2,106)	-	2,106	-	-

Add back equity method depreciation and amortization expense	11,721	-	(11,721)	-	-	16,930	-	(16,930)	-	-

Net operating income	334,771	25,564	23,740	-	332,947	113,142	3,433	31,100	6,467	147,276

Interest expense, including early extinguishment of debt	157,581	10,760	23,740	-	170,561	37,893	1,636	26,066	4,267	66,590

Income tax expense (benefit)	7,416	-	-	-	7,416	7,592	-	-	(1,567)	6,025

Preferred return on disposition	-	-	-	-	-	5,034	-	(5,034)	-	-

Minority interest in earnings before depreciation and amortization	14,804	14,804	-	-	-	1,797	1,797	-	-	-

Add: EBDT from discontinued operations	-	-	-	-	-	3,767	-	-	(3,767)	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$154,970	$-	$-	$-	$154,970	$74,661	$-	$-	$-	$74,661

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$154,970	$-	$-	$-	$154,970	$74,661	$-	$-	$-	$74,661

Depreciation and amortization - Real Estate Groups	(131,811)	-	-	-	(131,811)	(51,622)	-	-	(1,941)	(53,563)

Amortization of mortgage procurement costs - Real Estate Groups	(7,049)	-	-	-	(7,049)	(2,402)	-	-	(80)	(2,482)

Deferred taxes - Real Estate Group	(7,284)	-	-	-	(7,284)	97	-	-	(1,636)	(1,539)

Straight-line rent adjustment	14,273	-	-	-	14,273	(4,983)	-	-	-	(4,983)

Preference payment	(2,771)	-	-	-	(2,771)	-	-	-	-	-

Preferred return on disposition, net of tax	-	-	-	-	-	(3,089)	-	-	-	(3,089)

Gain on disposition of rental properties and other investments, net of tax	-	-	-	-	-	-	-	1,292	64,604	65,896

Gain on disposition of equity method rental properties, net of tax	-	-	-	-	-	1,292	-	(1,292)	-	-

Discontinued operations, net of tax and minority interest:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(1,941)	-	-	1,941	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(80)	-	-	80	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	(1,636)	-	-	1,636	-
Gain on disposition of rental properties	-	-	-	-	-	64,604	-	-	(64,604)	-

Net earnings (loss)	$20,328	$-	$-	$-	$20,328	$74,901	$-	$-	$-	$74,901

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Nine Months Ended October 31, 2007 (in thousands)(continued)

	Land Development Group 2007					The Nets 2007
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$38,756	$1,797	$10,473	$-	$47,432	$-	$-	$15,473	$-	$15,473
Exclude straight-line rent adjustment	2	-	-	-	2	-	-	-	-	-

Adjusted revenues	38,758	1,797	10,473	-	47,434	-	-	15,473	-	15,473

Operating expenses, including non-Real Estate depreciation and amortization, and amortization of mortgage procurement costs	39,328	1,918	7,148	-	44,558	-	-	27,863	-	27,863
Exclude straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-
Exclude preference payment	-	-	-	-	-	-	-	-	-	-

Adjusted operating expenses	39,328	1,918	7,148	-	44,558	-	-	27,863	-	27,863

Add interest and other income	10,087	918	148	-	9,317	-	-	64	-	64

Add equity in earnings of unconsolidated entities	2,691	-	(2,900)	-	(209)	(15,053)	-	15,015	-	(38)

Remove gain on disposition of equity method rental properties	-	-	-	-	-	-	-	-	-	-

Add back equity method depreciation and amortization expense	170	-	(170)	-	-	-	-	-	-	-

Net operating income	12,378	797	403	-	11,984	(15,053)	-	2,689	-	(12,364)

Interest expense, including early extinguishment of debt	2,745	239	403	-	2,909	-	-	2,689	-	2,689

Income tax expense (benefit)	2,040	-	-	-	2,040	(5,680)	-	-	-	(5,680)

Preferred return on disposition	-	-	-	-	-	-	-	-	-	-

Minority interest in earnings before depreciation and amortization	558	558	-	-	-	-	-	-	-	-

Add: EBDT from discontinued operations	-	-	-	-	-	-	-	-	-	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$7,035	$-	$-	$-	$7,035	$(9,373)	$-	$-	$-	$(9,373)

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$7,035	$-	$-	$-	$7,035	$(9,373)	$-	$-	$-	$(9,373)

Depreciation and amortization - Real Estate Groups	(184)	-	-	-	(184)	-	-	-	-	-

Amortization of mortgage procurement costs - Real Estate Groups	(452)	-	-	-	(452)	-	-	-	-	-

Deferred taxes - Real Estate Group	(1,487)	-	-	-	(1,487)	-	-	-	-	-

Straight-line rent adjustment	(2)	-	-	-	(2)	-	-	-	-	-

Preference payment	-	-	-	-	-	-	-	-	-	-

Preferred return on disposition, net of tax	-	-	-	-	-	-	-	-	-	-

Gain on disposition of rental properties and other investments, net of tax	-	-	-	-	-	-	-	-	-	-

Gain on disposition of equity method rental properties, net of tax	-	-	-	-	-	-	-	-	-	-

Discontinued operations, net of tax and minority interest:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Gain on disposition of rental properties	-	-	-	-	-	-	-	-	-	-

Net earnings (loss)	$4,910	$-	$-	$-	$4,910	$(9,373)	$-	$-	$-	$(9,373)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Nine Months Ended October 31, 2007 (in thousands)(continued)

	Corporate Activities 2007					Total 2007
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$-	$-	$-	$-	$-	$889,577	$51,323	$257,228	$25,601	$1,121,083
Exclude straight-line rent adjustment	-	-	-	-	-	(16,148)	-	-	-	(16,148)

Adjusted revenues	-	-	-	-	-	873,429	51,323	257,228	25,601	1,104,935

Operating expenses, including non-Real Estate depreciation and amortization, and amortization of mortgage procurement costs	36,559	-	-	-	36,559	554,482	24,087	178,627	19,885	728,907
Exclude straight-line rent adjustment	-	-	-	-	-	(6,860)	-	-	-	(6,860)
Exclude preference payment	-	-	-	-	-	(2,771)	-	-	-	(2,771)

Adjusted operating expenses	36,559	-	-	-	36,559	544,851	24,087	178,627	19,885	719,276

Add interest and other income	1,588	-	-	-	1,588	52,366	1,862	9,158	751	60,413

Add equity in earnings of unconsolidated entities	-	-	-	-	-	2,608	696	(3,112)	-	(1,200)

Remove gain on disposition of equity method rental properties	-	-	-	-	-	(2,106)	-	2,106	-	-

Add back equity method depreciation and amortization expense	-	-	-	-	-	28,821	-	(28,821)	-	-

Net operating income	(34,971)	-	-	-	(34,971)	410,267	29,794	57,932	6,467	444,872

Interest expense, including early extinguishment of debt	48,432	-	-	-	48,432	246,651	12,635	52,898	4,267	291,181

Income tax expense (benefit)	(30,640)	-	-	-	(30,640)	(19,272)	-	-	(1,567)	(20,839)

Preferred return on disposition	-	-	-	-	-	5,034	-	(5,034)	-	-

Minority interest in earnings before depreciation and amortization	-	-	-	-	-	17,159	17,159	-	-	-

Add: EBDT from discontinued operations	-	-	-	-	-	3,767	-	-	(3,767)	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(52,763)	$-	$-	$-	$(52,763)	$174,530	$-	$-	$-	$174,530

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(52,763)	$-	$-	$-	$(52,763)	$174,530	$-	$-	$-	$174,530

Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(183,617)	-	-	(1,941)	(185,558)

Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(9,903)	-	-	(80)	(9,983)

Deferred taxes - Real Estate Group	1,447	-	-	-	1,447	(7,227)	-	-	(1,636)	(8,863)

Straight-line rent adjustment	-	-	-	-	-	9,288	-	-	-	9,288

Preference payment	-	-	-	-	-	(2,771)	-	-	-	(2,771)

Preferred return on disposition, net of tax	-	-	-	-	-	(3,089)	-	-	-	(3,089)

Gain on disposition of rental properties and other investments, net of tax	370	-	-	-	370	370	-	1,292	64,604	66,266

Gain on disposition of equity method rental properties, net of tax	-	-	-	-	-	1,292	-	(1,292)	-	-

Discontinued operations, net of tax and minority interest:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(1,941)	-	-	1,941	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(80)	-	-	80	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	(1,636)	-	-	1,636	-
Gain on disposition of rental properties	-	-	-	-	-	64,604	-	-	(64,604)	-

Net earnings (loss)	$(50,946)	$-	$-	$-	$(50,946)	$39,820	$-	$-	$-	$39,820

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended October 31, 2006 (in thousands)

	Commercial Group 2006					Residential Group 2006
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$191,193	$22,296	$26,744	$11,818	$207,459	$48,406	$2,204	$32,144	$15,867	$94,213
Exclude straight-line rent adjustment	(2,892)	–	–	(13)	(2,905)	7	–	–	–	7

Adjusted revenues	188,301	22,296	26,744	11,805	204,554	48,413	2,204	32,144	15,867	94,220

Operating expenses, including non-Real Estate depreciation and amortization, and amortization of mortgage procurement costs	100,347	10,889	15,917	7,747	113,122	33,273	1,112	18,320	9,211	59,692
Exclude straight-line rent adjustment	(1,149)	–	–	(220)	(1,369)	–	–	–	–	–

Adjusted operating expenses	99,198	10,889	15,917	7,527	111,753	33,273	1,112	18,320	9,211	59,692

Add interest and other income	1,178	448	168	73	971	1,772	8	353	83	2,200

Add equity in earnings of unconsolidated entities	3,327	–	(3,715)	–	(388)	2,844	–	(3,144)	–	(300)

Add back equity method depreciation and amortization expense	2,866	–	(2,866)	–	–	3,137	–	(3,137)	–	–

Net operating income	96,474	11,855	4,414	4,351	93,384	22,893	1,100	7,896	6,739	36,428

Interest expense, including early extinguishment of debt	42,519	5,315	4,414	1,689	43,307	11,338	685	7,896	3,043	21,592

Income tax expense (benefit)	1,354	–	–	162	1,516	(4,970)	–	–	753	(4,217)

Minority interest in earnings before depreciation and amortization	6,540	6,540	–	–	–	415	415	–	–	–

Add: EBDT from discontinued operations	2,500	–	–	(2,500)	–	2,943	–	–	(2,943)	–

Earnings before depreciation, amortization and deferred taxes (EBDT)	$48,561	$–	$–	$–	$48,561	$19,053	$–	$–	$–	$19,053

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$48,561	$–	$–	$–	$48,561	$19,053	$–	$–	$–	$19,053

Depreciation and amortization – Real Estate Groups	(32,314)	–	–	(338)	(32,652)	(12,642)	–	–	(1,887)	(14,529)

Amortization of mortgage procurement costs – Real Estate Groups	(2,058)	–	–	(25)	(2,083)	(597)	–	–	(63)	(660)

Deferred taxes – Real Estate Group	(5,966)	–	–	(648)	(6,614)	(4,083)	–	–	79	(4,004)

Straight-line rent adjustment	1,743	–	–	(207)	1,536	(7)	–	–	–	(7)

Gain on disposition of rental properties, net of tax	–	–	–	51,468	51,468	–	–	–	–	–

Discontinued operations, net of tax and minority interest:
Depreciation and amortization – Real Estate Groups	(338)	–	–	338	–	(1,887)	–	–	1,887	–
Amortization of mortgage procurement costs – Real Estate Groups	(25)	–	–	25	–	(63)	–	–	63	–
Deferred taxes – Real Estate Groups	(648)	–	–	648	–	79	–	–	(79)	–
Straight-line rent adjustment	(207)	–	–	207	–	–	–	–	–	–
Gain on disposition of rental properties	51,468	–	–	(51,468)	–	–	–	–	–	–

Net earnings (loss)	$60,216	$–	$–	$–	$60,216	$(147)	$–	$–	$–	$(147)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Three Months Ended October 31, 2006 (in thousands) (continued)

	Loan Development Group 2006					The Nets 2006
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$22,934	$1,259	$5,606	$–	$27,281	$–	$–	$581	$–	$581
Exclude straight-line rent adjustment	1	–	–	–	1	–	–	–	–	–

Adjusted revenues	22,935	1,259	5,606	–	27,282	–	–	581	–	581

Operating expenses, including non-Real Estate depreciation and amortization, and amortization of mortgage procurement costs	16,675	798	7,575	–	23,452	–	–	1,296	–	1,296
Exclude straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–

Adjusted operating expenses	16,675	798	7,575	–	23,452	–	–	1,296	–	1,296

Add interest and other income	3,749	346	53	–	3,456	–	–	(132)	–	(132)

Add equity in earnings of unconsolidated entities	4,293	–	2,087	–	6,380	(1,342)	–	1,326	–	(16)

Add back equity method depreciation and amortization expense	–	–	–	–	–	–	–	–	–	–

Net operating income	14,302	807	171	–	13,666	(1,342)	–	479	–	(863)

Interest expense, including early extinguishment of debt	2,035	163	171	–	2,043	–	–	479	–	479

Income tax expense (benefit)	3,746	–	–	–	3,746	(612)	–	–	–	(612)

Minority interest in earnings before depreciation and amortization	644	644	–	–	–	–	–	–	–	–

Add: EBDT from discontinued operations	–	–	–	–	–	–	–	–	–	–

Earnings before depreciation, amortization and deferred taxes (EBDT)	$7,877	$–	$–	$–	$7,877	$(730)	$–	$–	$–	$(730)

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$7,877	$–	$–	$–	$7,877	$(730)	$–	$–	$–	$(730)

Depreciation and amortization – Real Estate Groups	(41)	–	–	–	(41)	–	–	–	–	–

Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	–	–	–	–	–

Deferred taxes – Real Estate Group	(792)	–	–	–	(792)	–	–	–	–	–

Straight-line rent adjustment	(1)	–	–	–	(1)	–	–	–	–	–

Gain on disposition of rental properties, net of tax	–	–	–	–	–	–	–	–	–	–

Discontinued operations, net of tax and minority interest:
Depreciation and amortization – Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Deferred taxes – Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Gain on disposition of rental properties	–	–	–	–	–	–	–	–	–	–

Net earnings (loss)	$7,043	$–	$–	$–	$7,043	$(730)	$–	$–	$–	$(730)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) - Three Months Ended October 31, 2006 (in thousands) (continued)

	Corporate Activities 2006					Total 2006
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$–	$–	$–	$–	$–	$262,533	$25,759	$65,075	$27,685	$329,534
Exclude straight-line rent adjustment	–	–	–	–	–	(2,884)	–	–	(13)	(2,897)

Adjusted revenues	–	–	–	–	–	259,649	25,759	65,075	27,672	326,637

Operating expenses, including non-Real Estate depreciation and amortization, and amortization of mortgage procurement costs	12,788	–	–	–	12,788	163,083	12,799	43,108	16,958	210,350
Exclude straight-line rent adjustment	–	–	–	–	–	(1,149)	–	–	(220)	(1,369)

Adjusted operating expenses	12,788	–	–	–	12,788	161,934	12,799	43,108	16,738	208,981

Add interest and other income	324	–	–	–	324	7,023	802	442	156	6,819

Add equity in earnings of unconsolidated entities	–	–	–	–	–	9,122	–	(3,446)	–	5,676

Add back equity method depreciation and amortization expense	–	–	–	–	–	6,003	–	(6,003)	–	–

Net operating income	(12,464)	–	–	–	(12,464)	119,863	13,762	12,960	11,090	130,151

Interest expense, including early extinguishment of debt	12,175	–	–	–	12,175	68,067	6,163	12,960	4,732	79,596

Income tax expense (benefit)	(7,278)	–	–	–	(7,278)	(7,760)	–	–	915	(6,845)

Minority interest in earnings before depreciation and amortization	–	–	–	–	–	7,599	7,599	–	–	–

Add: EBDT from discontinued operations	–	–	–	–	–	5,443	–	–	(5,443)	–

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(17,361)	$–	$–	$–	$(17,361)	$57,400	$–	$–	$–	$57,400

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(17,361)	$–	$–	$–	$(17,361)	$57,400	$–	$–	$–	$57,400

Depreciation and amortization – Real Estate Groups	–	–	–	–	–	(44,997)	–	–	(2,225)	(47,222)

Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	(2,655)	–	–	(88)	(2,743)

Deferred taxes – Real Estate Group	(3,146)	–	–	–	(3,146)	(13,987)	–	–	(569)	(14,556)

Straight-line rent adjustment	–	–	–	–	–	1,735	–	–	(207)	1,528

Gain on disposition of rental properties, net of tax	–	–	–	–	–	–	–	–	51,468	51,468

Discontinued operations, net of tax and minority interest:
Depreciation and amortization – Real Estate Groups	–	–	–	–	–	(2,225)	–	–	2,225	–
Amortization of mortgage procurement costs – Real Estate Groups	–	–	–	–	–	(88)	–	–	88	–
Deferred taxes – Real Estate Groups	–	–	–	–	–	(569)	–	–	569	–
Straight-line rent adjustment	–	–	–	–	–	(207)	–	–	207
Gain on disposition of rental properties	–	–	–	–	–	51,468	–	–	(51,468)	–

Net earnings (loss)	$(20,507)	$–	$–	$–	$(20,507)	$45,875	$–	$–	$–	$45,875

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Nine Months Ended October 31, 2006 (in thousands)

	Commercial Group 2006					Residential Group 2006
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$568,674	$66,456	$74,340	$42,198	$618,756	$140,579	$6,266	$94,260	$46,459	$275,032
Exclude straight-line rent adjustment	(8,945)	-	-	(44)	(8,989)	(12)	-	-	-	(12)

Adjusted revenues	559,729	66,456	74,340	42,154	609,767	140,567	6,266	94,260	46,459	275,020

Operating expenses, including non-Real Estate depreciation and amortization, and amortization of mortgage procurement costs	292,226	32,014	43,506	30,770	334,488	95,310	3,614	54,233	28,101	174,030
Exclude straight-line rent adjustment	(3,502)	-	-	(938)	(4,440)	-	-	-	-	-

Adjusted operating expenses	288,724	32,014	43,506	29,832	330,048	95,310	3,614	54,233	28,101	174,030

Add interest and other income	4,437	1,572	12	606	3,483	12,964	24	674	254	13,868

Add equity in earnings of unconsolidated entities	14,747	-	(15,913)	-	(1,166)	(2,332)	-	1,157	-	(1,175)

Remove gain on disposition of equity method rental properties	(7,662)	-	7,662	-	-	-	-	-	-	-

Add back provision for decline in real estate of equity method rental properties	400	-	(400)	-	-	-	-	-	-	-

Add back equity method depreciation and amortization expense	8,468	-	(8,468)	-	-	18,304	-	(18,304)	-	-

Net operating income	291,395	36,014	13,727	12,928	282,036	74,193	2,676	23,554	18,612	113,683

Interest expense, including early extinguishment of debt	131,419	17,140	13,727	5,340	133,346	33,277	2,046	23,554	9,291	64,076

Income tax expense (benefit)	6,122	-	-	222	6,344	(8,563)	-	-	1,425	(7,138)

Minority interest in earnings before depreciation and amortization	18,874	18,874	-	-	-	630	630	-	-	-

Add: EBDT from discontinued operations	7,366	-	-	(7,366)	-	7,896	-	-	(7,896)	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$142,346	$-	$-	$-	$142,346	$56,745	$-	$-	$-	$56,745

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$142,346	$-	$-	$-	$142,346	$56,745	$-	$-	$-	$56,745

Depreciation and amortization - Real Estate Groups	(92,158)	-	-	(3,497)	(95,655)	(47,225)	-	-	(5,812)	(53,037)

Amortization of mortgage procurement costs - Real Estate Groups	(5,775)	-	-	(125)	(5,900)	(2,000)	-	-	(198)	(2,198)

Deferred taxes - Real Estate Group	(17,475)	-	-	(966)	(18,441)	(5,279)	-	-	146	(5,133)

Straight-line rent adjustment	5,443	-	-	(894)	4,549	12	-	-	-	12

Gain on disposition of rental properties, net of tax	-	-	4,700	99,323	104,023	-	-	-	4,506	4,506

Provision for decline in real estate, net of tax and minority interest	(1,180)	-	(245)	-	(1,425)	-	-	-	-	-

Gain on disposition of equity method rental properties, net of tax	4,700	-	(4,700)	-	-	-	-	-	-	-

Provision for decline in real estate of equity method rental proeprties, net of tax	(245)	-	245	-	-	-	-	-	-	-

Discontinued operations, net of tax and minority interest:
Depreciation and amortization - Real Estate Groups	(3,497)	-	-	3,497	-	(5,812)	-	-	5,812	-
Amortization of mortgage procurement costs - Real Estate Groups	(125)	-	-	125	-	(198)	-	-	198	-
Deferred taxes - Real Estate Groups	(966)	-	-	966	-	146	-	-	(146)	-
Straight-line rent adjustment	(894)	-	-	894	-	-	-	-	-	-
Gain on disposition of rental properties	99,323	-	-	(99,323)	-	4,506	-	-	(4,506)	-

Net earnings (loss)	$129,497	$-	$-	$-	$129,497	$895	$-	$-	$-	$895

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Nine Months Ended October 31, 2006 (in thousands) (continued)

	Land Development Group 2006					The Nets 2006
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$65,844	$4,109	$22,447	$-	$84,182	$-	$-	$19,136	$-	$19,136
Exclude straight-line rent adjustment	2	-	-	-	2	-	-	-	-	-

Adjusted revenues	65,846	4,109	22,447	-	84,184	-	-	19,136	-	19,136

Operating expenses, including non-Real Estate depreciation and amortization, and amortization of mortgage procurement costs	42,408	2,400	20,499	-	60,507	-	-	30,328	-	30,328
Exclude straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-

Adjusted operating expenses	42,408	2,400	20,499	-	60,507	-	-	30,328	-	30,328

Add interest and other income	11,361	1,077	134	-	10,418	-	-	(20)	-	(20)

Add equity in earnings of unconsolidated entities	17,480	-	(1,422)	-	16,058	(14,084)	-	14,023	-	(61)

Remove gain on disposition of equity method rental properties	-	-	-	-	-	-	-	-	-	-

Add back provision for decline in real estate of equity method rental properties	-	-	-	-	-	-	-	-	-	-

Add back equity method depreciation and amortization expense	-	-	-	-	-	-	-	-	-	-

Net operating income	52,279	2,786	660	-	50,153	(14,084)	-	2,811	-	(11,273)

Interest expense, including early extinguishment of debt	6,507	481	660	-	6,686	-	-	2,811	-	2,811

Income tax expense (benefit)	18,159	-	-	-	18,159	(5,778)	-	-	-	(5,778)

Minority interest in earnings before depreciation and amortization	2,305	2,305	-	-	-	-	-	-	-	-

Add: EBDT from discontinued operations	-	-	-	-	-	-	-	-	-	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$25,308	$-	$-	$-	$25,308	$(8,306)	$-	$-	$-	$(8,306)

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$25,308	$-	$-	$-	$25,308	$(8,306)	$-	$-	$-	$(8,306)

Depreciation and amortization - Real Estate Groups	(115)	-	-	-	(115)	-	-	-	-	-

Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	-	-	-	-	-

Deferred taxes - Real Estate Group	1,277	-	-	-	1,277	-	-	-	-	-

Straight-line rent adjustment	(2)	-	-	-	(2)	-	-	-	-	-

Gain on disposition of rental properties, net of tax	-	-	-	-	-	-	-	-	-	-

Provision for decline in real estate, net of tax and minority interest	-	-	-	-	-	-	-	-	-	-

Gain on disposition of equity method rental properties, net of tax	-	-	-	-	-	-	-	-	-	-

Provision for decline in real estate of equity method rental proeprties, net of tax	-	-	-	-	-	-	-	-	-	-

Discontinued operations, net of tax and minority interest:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-
Gain on disposition of rental properties	-	-	-	-	-	-	-	-	-	-

Net earnings (loss)	$26,468	$-	$-	$-	$26,468	$(8,306)	$-	$-	$-	$(8,306)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Nine Months Ended October 31, 2006 (in thousands)

	Corporate Activities 2006					Total 2006
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$-	$-	$-	$-	$-	$775,097	$76,831	$210,183	$88,657	$997,106
Exclude straight-line rent adjustment	-	-	-	-	-	(8,955)	-	-	(44)	(8,999)

Adjusted revenues	-	-	-	-	-	766,142	76,831	210,183	88,613	988,107

Operating expenses, including non-Real Estate depreciation and amortization, and amortization of mortgage procurement costs	31,738	-	-	-	31,738	461,682	38,028	148,566	58,871	631,091
Exclude straight-line rent adjustment	-	-	-	-	-	(3,502)	-	-	(938)	(4,440)

Adjusted operating expenses	31,738	-	-	-	31,738	458,180	38,028	148,566	57,933	626,651

Add interest and other income	978	-	-	-	978	29,740	2,673	800	860	28,727

Add equity in earnings of unconsolidated entities	-	-	-	-	-	15,811	-	(2,155)	-	13,656

Remove gain on disposition of equity method rental properties	-	-	-	-	-	(7,662)	-	7,662	-	-

Add back provision for decline in real estate of equity method rental properties	-	-	-	-	-	400	-	(400)	-	-

Add back equity method depreciation and amortization expense	-	-	-	-	-	26,772	-	(26,772)	-	-

Net operating income	(30,760)	-	-	-	(30,760)	373,023	41,476	40,752	31,540	403,839

Interest expense, including early extinguishment of debt	34,955	-	-	-	34,955	206,158	19,667	40,752	14,631	241,874

Income tax expense (benefit)	(27,026)	-	-	-	(27,026)	(17,086)	-	-	1,647	(15,439)

Minority interest in earnings before depreciation and amortization	-	-	-	-	-	21,809	21,809	-	-	-

Add: EBDT from discontinued operations	-	-	-	-	-	15,262	-	-	(15,262)	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(38,689)	$-	$-	$-	$(38,689)	$177,404	$-	$-	$-	$177,404

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(38,689)	$-	$-	$-	$(38,689)	$177,404	$-	$-	$-	$177,404

Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(139,498)	-	-	(9,309)	(148,807)

Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(7,775)	-	-	(323)	(8,098)

Deferred taxes - Real Estate Group	(3,240)	-	-	-	(3,240)	(24,717)	-	-	(820)	(25,537)

Straight-line rent adjustment	-	-	-	-	-	5,453	-	-	(894)	4,559

Gain on disposition of rental properties, net of tax	-	-	-	-	-	-	-	4,700	103,829	108,529

Provision for decline in real estate, net of tax and minority interest	-	-	-	-	-	(1,180)	-	(245)	-	(1,425)

Gain on disposition of equity method rental properties, net of tax	-	-	-	-	-	4,700	-	(4,700)	-	-

Provision for decline in real estate of equity method rental proeprties, net of tax	-	-	-	-	-	(245)	-	245	-	-

Discontinued operations, net of tax and minority interest:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(9,309)	-	-	9,309	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(323)	-	-	323	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	(820)	-	-	820	-
Straight-line rent adjustment	-	-	-	-	-	(894)	-	-	894	-
Gain on disposition of rental properties	-	-	-	-	-	103,829	-	-	(103,829)	-

Net earnings (loss)	$(41,929)	$-	$-	$-	$(41,929)	$106,625	$-	$-	$-	$106,625